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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Abbott Laboratories
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois 60064-6400 U.S.A.

On the Cover: Absorb Bioresorbable Vascular Scaffold
John Lamb, Tauranga, New Zealand

John Lamb was the first patient to receive Abbott's Absorb Bioresorbable Vascular Scaffold in clinical trials. Absorb is designed to treat a patient's blocked coronary artery to restore blood flow to the heart and then dissolve after approximately two years.
Absorb is authorized for sale in Europe and is an investigational device in a number of countries around the world, including the United States, Japan, India, Brazil and New Zealand.

Your Vote
Is Important

Please sign and promptly return your proxy
in the enclosed envelope or vote your
shares by telephone or using the Internet.

Notice of Annual Meeting
of Shareholders

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 27, 2012

The Annual Meeting of the Shareholders of Abbott Laboratories will be held at Abbott's headquarters, 100 Abbott Park Road, at the intersection of Route 137 and Waukegan Road, Lake County, Illinois, on Friday, April 27, 2012, at 9:00 a.m. for the following purposes:

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  To elect 11 directors to hold office until the next Annual Meeting or until their successors are elected (Item 1 on the proxy card),

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  To ratify the appointment of Deloitte & Touche LLP as auditors of Abbott for 2012 (Item 2 on the proxy card),

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  To vote on an advisory vote on the approval of executive compensation (Item 3 on proxy card), and

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  To transact such other business as may properly come before the meeting, including consideration of seven shareholder proposals, if presented at the meeting (Items 4, 5, 6, 7, 8, 9, and 10 on the proxy card).

The board of directors recommends that you vote FOR Items 1, 2, and 3 on the proxy card.

The board of directors recommends that you vote AGAINST Items 4, 5, 6, 7, 8, 9, and 10 on the proxy card.

The close of business on February 29, 2012, has been fixed as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting.

Abbott's 2012 Proxy Statement and 2011 Annual Report to Shareholders are available at www.abbott.com/proxy. If you are a registered shareholder, you may access your proxy card by either:

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  Going to the following Web site: www.investorvote.com/abt, entering the information requested on your computer screen and then following the simple instructions, or

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  Calling (in United States, U.S. territories, and Canada), toll free 1-800-652-VOTE (8683) on a touch tone telephone, and following the simple instructions provided by the recorded message.

Admission to the meeting will be by admission card only. If you plan to attend, please complete and return the reservation form on the back cover, and an admission card will be sent to you. Due to space limitations, reservation forms must be received before April 20, 2012. Each admission card, along with photo identification, admits one person. A shareholder may request two admission cards, but a guest must be accompanied by a shareholder.

By order of the board of directors.

LAURA J. SCHUMACHER
 Secretary

March 15, 2012

Abbott Laboratories
Proxy Statement

Solicitation of Proxies

The accompanying proxy is solicited on behalf of the board of directors for use at the Annual Meeting of Shareholders. The meeting will be held on April 27, 2012, at Abbott's headquarters, 100 Abbott Park Road, at the intersection of Route 137 and Waukegan Road, Lake County, Illinois. This proxy statement and the accompanying proxy card are being mailed to shareholders on or about March 15, 2012.

Information about the Annual Meeting

Who Can Vote

Shareholders of record at the close of business on February 29, 2012 will be entitled to notice of and to vote at the Annual Meeting. As of January 31, 2012, Abbott had 1,572,356,859 outstanding common shares, which are Abbott's only outstanding voting securities. All shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters.

Notice and Access

In accordance with the Securities and Exchange Commission's e-proxy rules, Abbott mailed a Notice of Internet Availability of Proxy Materials (the "Notice") to certain shareholders in mid-March of 2012. The Notice describes the matters to be considered at the Annual Meeting and how the shareholders can access the proxy materials online. It also provides instructions on how those shareholders can vote their shares. If you received the Notice, you will not receive a print version of the proxy materials, unless you request one. If you would like to receive a print version of the proxy materials, free of charge, please follow the instructions on the Notice.

Cumulative Voting

Cumulative voting allows a shareholder to multiply the number of shares owned by the number of directors to be elected and to cast the total for one nominee or distribute the votes among the nominees, as the shareholder desires. Nominees who receive the greatest number of votes will be elected. If you wish to cumulate your votes, you must sign and mail in your proxy card or attend the Annual Meeting.

Voting by Proxy

All of Abbott's shareholders may vote by mail or at the Annual Meeting. Abbott's By-Laws provide that a shareholder may authorize no more than two persons as proxies to attend and vote at the meeting. Most of Abbott's shareholders may also vote their shares by telephone or the Internet. If you vote by telephone or the Internet, you do not need to return your proxy card. The instructions for voting can be found with your proxy card or on the Notice.

Revoking a Proxy

You may revoke your proxy by voting in person at the Annual Meeting or, at any time prior to the meeting:

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by delivering a written notice to the secretary of Abbott,

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by delivering an authorized proxy with a later date, or

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by voting by telephone or the Internet after you have given your proxy.

Discretionary Voting Authority

Unless authority is withheld in accordance with the instructions on the proxy, the persons named in the proxy will vote the shares covered by proxies they receive to elect the 11 nominees named in Item 1 on the proxy card. Should a nominee become unavailable to serve, the shares will be voted for a substitute designated by the board of directors, or for fewer than 11 nominees if, in the judgment of the proxy holders, such action is necessary or desirable. The persons named in the proxy may also decide to vote shares cumulatively so that one or more of the nominees may receive fewer votes than the other nominees (or no votes at all), although they have no present intention of doing so.

Where a shareholder has specified a choice for or against the ratification of the appointment of Deloitte & Touche LLP as auditors, the advisory vote on the approval of executive compensation, or the approval of the shareholder proposals, or where the shareholder has abstained on these matters, the shares represented by the proxy will be voted (or not voted) as specified. Where no choice has been specified, the proxy will be voted FOR the ratification of Deloitte & Touche LLP as auditors, FOR the approval of executive compensation, and AGAINST the shareholder proposals.

With the exception of matters omitted from this proxy statement pursuant to the rules of the Securities and Exchange Commission, the board of directors is not aware of any other issue which may properly be brought before the meeting. If other matters are properly brought before the meeting, the accompanying proxy will be voted in accordance with the judgment of the proxy holders.

Quorum and Vote Required to Approve Each Item on the Proxy

A majority of the outstanding shares entitled to vote on a matter, represented in person or by proxy, constitutes a quorum for consideration of that matter at the meeting. The affirmative vote of a majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders with respect to that matter.

Effect of Broker Non-Votes and Abstentions

A proxy submitted by an institution such as a broker or bank that holds shares for the account of a beneficial owner may indicate that all or a portion of the shares represented by that proxy are not being voted with respect to a particular matter. This could occur, for example, when the broker or bank is not permitted to vote those shares in the absence of instructions from the beneficial owner of the stock. These "non-voted shares" will be considered shares not present and, therefore, not entitled to vote on those matters, although these shares may be considered present and entitled to vote for other purposes. Brokers and banks have discretionary authority to vote shares in absence of instructions on matters the New York Stock Exchange considers "routine", such as the ratification of the appointment of the auditors. They do not have discretionary authority to vote shares in absence of instructions on "non-routine" matters. The election of directors, the advisory vote on the approval of executive compensation, and the shareholder proposals are considered "non-routine" matters. Non-voted shares will not affect the determination of the outcome of the vote on any matter to be decided at the meeting. Shares represented by proxies which are present and entitled to vote on a matter but which have elected to abstain from voting on that matter will have the effect of votes against that matter.

Inspectors of Election

The inspectors of election and the tabulators of all proxies, ballots, and voting tabulations that identify shareholders are independent and are not Abbott employees.

Cost of Soliciting Proxies

Abbott will bear the cost of making solicitations from its shareholders and will reimburse banks and brokerage firms for out-of-pocket expenses incurred in connection with this solicitation. Proxies may be solicited by mail, telephone, Internet, or in person by directors, officers, or employees of Abbott and its subsidiaries.

Abbott has retained Georgeson Inc. to aid in the solicitation of proxies, at an estimated cost of $19,500 plus reimbursement for reasonable out-of-pocket expenses.

Abbott Laboratories Stock Retirement Plan

Participants in the Abbott Laboratories Stock Retirement Plan will receive a voting instruction card for their shares held in the Abbott Laboratories Stock Retirement Trust. The Stock Retirement Trust is administered by both a trustee and an investment committee. The trustee of the Trust is Mercer Trust Company. The members of the investment committee are Stephen R. Fussell, William H. Preece, Jr., and Valentine Yien, employees of Abbott. The voting power with respect to the shares is held by and shared between the investment committee and the participants. The investment committee must solicit voting instructions from the participants and follow the voting instructions it receives. The investment committee may use its own discretion with respect to those shares for which no voting instructions are received.

Confidential Voting

It is Abbott's policy that all proxies, ballots, and voting tabulations that reveal how a particular shareholder has voted be kept confidential and not be disclosed, except:

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where disclosure may be required by law or regulation,

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where disclosure may be necessary in order for Abbott to assert or defend claims,

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where a shareholder provides comments with a proxy,

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where a shareholder expressly requests disclosure,

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to allow the inspectors of election to certify the results of a vote, or

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in other limited circumstances, such as a contested election or proxy solicitation not approved and recommended by the board of directors.

Information Concerning Security Ownership

The table below reports the number of common shares beneficially owned as of December 31, 2011, by BlackRock, Inc., (directly or through its subsidiaries) the only person known to Abbott to own beneficially more than 5% of Abbott's outstanding common shares. It is based on information contained in a Schedule 13G filed by BlackRock, Inc. with the Securities and Exchange Commission on February 9, 2012. BlackRock, Inc. reports it has sole voting and investment power with respect to these shares.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	82,921,627	5.32%

Information Concerning Nominees for Directors (Item 1 on Proxy Card)

Eleven directors are to be elected to hold office until the next Annual Meeting or until their successors are elected. All of the nominees are currently serving as directors.

Nominees for Election as Directors

Robert J. Alpern, M.D.                        Age 61                        Director since 2008

Ensign Professor of Medicine, Professor of Internal Medicine, and Dean of Yale School of Medicine, New Haven, Connecticut

Dr. Alpern has served as the Ensign Professor of Medicine, Professor of Internal Medicine, and Dean of Yale School of Medicine since June 2004. From July 1998 to June 2004, Dr. Alpern was the Dean of The University of Texas Southwestern Medical Center. Dr. Alpern served on the Scientific Advisory Board of Ilypsa from 2004 until 2007 and since 2007 has served on the Scientific Advisory Board of Relypsa. Dr. Alpern also serves as a Director on the Board of Yale – New Haven Hospital. As the Ensign Professor of Medicine, Professor of Internal Medicine, and Dean of Yale School of Medicine, Dean of The University of Texas Southwestern Medical Center, and as a director Yale – New Haven Hospital, Dr. Alpern contributes valuable insights to the Board through his medical and scientific expertise and his knowledge of the health care environment and the scientific nature of Abbott's key research and development initiatives.

Roxanne S. Austin                             Age 51                        Director since 2000

President, Austin Investment Advisors, Newport Coast, California (Private Investment and Consulting Firm)

Ms. Austin is president of Austin Investment Advisors, a private investment and consulting firm, a position she has held since 2004. From July 2009 through July 2010, Ms. Austin also served as the president and chief executive officer of Move Networks, Inc., a provider of Internet television services. Ms. Austin served as president and chief operating officer of DIRECTV, Inc. from June 2001 to December 2003. She also served as executive vice president of Hughes Electronics Corporation and as a member of its executive committee until December 2003. From 1997 to June 2001, Ms. Austin was the corporate senior vice president and chief financial officer of Hughes Electronics Corporation. Ms. Austin is also a director of Target Corporation, Teledyne Technologies, Inc. and Telefonaktiebolaget LM Ericsson. She serves on the Board of Trustees of the California Science Center. Through her extensive management and operating roles, including her financial roles, Ms. Austin contributes significant oversight and leadership experience, including financial expertise and knowledge of financial statements, corporate finance and accounting matters.

Sally E. Blount, Ph.D.                        Age 50                        Director since 2011

Dean of the J.L. Kellogg Graduate School of Management at Northwestern University, Evanston, Illinois

Ms. Blount has served as Dean of the J.L. Kellogg Graduate School of Management at Northwestern University since July 2010. From 2004 to 2010, she served as the Vice Dean and Dean of the undergraduate college of New York University's Leonard N. Stern School of Business. Ms. Blount joined the faculty of New York University's Leonard N. Stern School of Business in 2001 and was the Abraham L. Gitlow Professor of Management and Organizations. Prior to joining NYU in 2001, Ms. Blount held academic posts at the University of Chicago's Graduate School of Business from 1992 to 2001. As Dean of the J.L. Kellogg Graduate School of Management at Northwestern University and as the Vice Dean and Dean of the undergraduate college of New York University's Leonard N. Stern School of Business, Ms. Blount provides Abbott's board with expertise on business organization, governance and business management matters.

W. James Farrell                             Age 69                        Director since 2006

Retired Chairman and Chief Executive Officer of Illinois Tool Works Inc., Glenview, Illinois (Worldwide Manufacturer of Highly Engineered Products and Specialty Systems)

Mr. Farrell served as the chairman of Illinois Tool Works Inc. from 1996 to 2006 and as its chief executive officer from 1995 to 2005. He currently serves on the board of directors of Allstate Insurance Company, UAL Corporation, and 3M. Mr. Farrell also served on the board of directors of Kraft Foods, Inc. from 2001 to 2006 and Sears, Roebuck and Company from 1999 to 2005. As a result of his tenure as chairman and chief executive officer of Illinois Tool Works, Mr. Farrell brings valuable business, leadership and management experience to the board and provides guidance on key matters relevant to a major international company.

Edward M. Liddy                             Age 66                        Director since 2010

Partner, Clayton, Dubilier & Rice, LLC, New York, New York (Private Equity Investment Firm)

Mr. Liddy has been a partner in the private equity investment firm Clayton, Dubilier & Rice, LLC since January 2010, having also been a partner at such firm from April to September 2008. From September 2008 to August 2009, Mr. Liddy was the interim chairman and chief executive officer of American International Group, Inc. (AIG), a global insurance and financial services holding company. He served at AIG at the request of the U.S. Department of the Treasury in conjunction with the U.S. Government's actions to provide stability to AIG and certain other financial service firms. From January 1999 to April 2008, Mr. Liddy served as chairman of the board of the Allstate Corporation. He served as chief executive officer of Allstate from January 1999 to December 2006, President from January 1995 to May 2005, and chief operating officer from August 1994 to January 1999. Mr. Liddy currently serves on the board of directors of 3M Company and The Boeing Company. In addition, Mr. Liddy formerly served on the boards of The Kroger Co. from 1996 to 2006, The Goldman Sachs Group, Inc. from 2003 to 2008, and The Boeing Company from 2007 to 2008. Mr. Liddy received his undergraduate degree from Catholic University and his Masters of Business Administration from George Washington University. As the chairman and chief executive officer of Allstate Corporation and American International Group, Inc., Mr. Liddy brings valuable insights from the perspective of the insurance industry into Abbott's pharmaceutical and medical device businesses. As a partner of Clayton, Dubilier & Rice, LLC, Mr. Liddy gained significant knowledge and understanding of finance and capital markets matters as well as global and domestic strategic advisory experience.

Nancy McKinstry                             Age 52                        Director since 2011

Chief Executive Officer and Chairman of the Executive Board of Wolters Kluwer N.V., Alphen aan den Rijn, the Netherlands (Global Information, Software, and Services Provider)

Ms. McKinstry has been the chief executive officer and chairman of the executive board of Wolters Kluwer N.V. since September 2003 and a member of its executive board since June 2001. Ms. McKinstry serves on the board of directors of Sanoma Corporation and Telefonaktiebolaget LM Ericsson (LM Ericsson Telephone Company). Ms. McKinstry also served on the board of directors of MortgageIT Holdings, Inc. from 2004 to 2007. As the chief executive officer and chairman of the executive board of Wolters Kluwer N.V., Ms. McKinstry contributes global perspectives and management experience, including an understanding of key issues facing a multinational business such as Abbott's.

Phebe N. Novakovic                        Age 54                        Director since 2010

Executive Vice President, Marine Systems, General Dynamics Corporation, Falls Church, Virginia (Worldwide Defense, Aerospace, and Other Technology Products Manufacturer)

Ms. Novakovic has been executive vice president, Marine Systems of General Dynamics Corporation since May 2010 and from May 2005 to April 2010, Ms. Novakovic served as its senior vice president – planning and development. She was elected vice president of General Dynamics in October 2002 after joining the company in May 2001. Previously, Ms. Novakovic was special assistant to the Secretary and Deputy Secretary of Defense, and had been a deputy associate director of the Office of Management and Budget. As the executive vice president and group executive of General Dynamics Corporation's Marine Systems group, Ms. Novakovic has strong management experience with a major public company, including significant marketing, operational and manufacturing experience and contributes valuable insights into finance and capital markets. Her tenure with the Office of Management and Budget and as special assistant to the Secretary and Deputy Secretary of Defense enables her to provide government perspective and experience in a highly regulated industry.

William A. Osborn                             Age 64                        Director since 2008

Retired Chairman and Chief Executive Officer of Northern Trust Corporation (A Multibank Holding Company) and The Northern Trust Company, Chicago, Illinois (Banking Services Company)

Mr. Osborn was chairman of Northern Trust Corporation from 1995 through 2009 and served as its chief executive officer from 1995 through 2007. Mr. Osborn currently serves as a director of Caterpillar Inc., General Dynamics Corporation, and Tribune Company. He is chairman of the Board of Trustees of Northwestern University and also serves as chairman of the Chicago Symphony Orchestra Association. Mr. Osborn served on the board of directors of Nicor, Inc. from 1999 to 2006. He holds a B.A. degree and an M.B.A. degree from Northwestern University. As the chairman and chief executive officer of Northern Trust Corporation and The Northern Trust Company, Mr. Osborn acquired broad experience in successfully overseeing complex businesses operating in highly regulated industries.

Samuel C. Scott III                        Age 67                        Director since 2007

Retired Chairman, President and Chief Executive Officer of Corn Products International, Inc., Westchester, Illinois (A Corn Refining Company)

Mr. Scott retired as chairman, president and chief executive officer of Corn Products International in 2009. He served as chairman, president, and chief executive officer from February 2001 until he retired in May of 2009. He was president and chief executive officer from January 1998 until February 2001. He was president of the Corn Refining Division of CPC International from 1995 through 1997, when CPC International spun off Corn Products International as a separate corporation. Mr. Scott currently serves on the board of directors of Bank of New York Mellon Corporation, Motorola Solutions, Inc. Mr. Scott graduated from Fairleigh Dickinson University. As the chairman, president and chief executive officer of Corn Products International, Mr. Scott acquired valuable business, leadership and management experience, including critical insights into matters relevant to a major public company and experience in finance and capital markets matters.

Glenn F. Tilton                             Age 63                         Director since 2007

Chairman of the Midwest, JPMorgan Chase & Co. Chicago, Illinois (Banking and Financial Services Company) and Non-Executive Chairman of the Board, United Continental Holdings, Inc., Chicago, Illinois (Holding Company)

In 2011, Mr. Tilton became chairman of the Midwest for JPMorgan Chase & Co. and a member of its companywide executive committee. Since October 2010, Mr. Tilton has also been non-executive chairman of the board of United Continental Holdings, Inc. From September 2002 to October 2010, he served as chairman, president and chief executive officer of UAL Corporation, a holding company, and United Air Lines, Inc., an air transportation company and wholly owned subsidiary of UAL Corporation. UAL Corporation filed a voluntary bankruptcy petition under the federal bankruptcy laws in December 2002 and exited bankruptcy in February 2006. Prior to joining United and having completed the merger of Texaco and Chevron, Mr. Tilton served as vice chairman of the board of Chevron Texaco Corporation (global energy) as well as interim chairman of Dynegy, Inc. (energy). Previously, he served as chairman and chief executive officer of Texaco Inc. (global energy). Mr. Tilton is also a director of United Continental Holdings, Inc., Corning Incorporated. Mr. Tilton also served on the board of directors of Lincoln National Corporation from 2002 to 2007 and of TXU Corporation from 2005 to 2007. As chairman of the Midwest for JPMorgan Chase & Co. and non-executive chairman of the board of United Continental Holdings, Inc., and having previously served as chairman, president, and chief executive officer of UAL Corporation and United Air Lines, vice chairman of Chevron Texaco and as interim chairman of Dynegy, Inc., Mr. Tilton acquired strong management experience overseeing complex multinational businesses operating in highly regulated industries, as well as expertise in finance and capital markets matters.

Miles D. White                             Age 57                        Director since 1998

Chairman of the Board and Chief Executive Officer, Abbott Laboratories

Mr. White has served as Abbott's chairman of the board and chief executive officer since 1999. He served as an executive vice president of Abbott from 1998 to 1999. He joined Abbott in 1984. He received both his bachelor's degree in mechanical engineering and M.B.A. degree from Stanford University. He currently serves as a director of Caterpillar, Inc. and McDonald's Corporation. Mr. White also served on the board of directors of Motorola, Inc. from 2005 to 2009 and Tribune Company from 2005 to 2007. Serving as Abbott's chairman of the board and chief executive officer since 1999 and having joined Abbott in 1984, Mr. White contributes not only his valuable business, management and leadership experience, but also his extensive knowledge of the Company and its global operations, as well as key insights into strategic, management and operation matters, ensuring the appropriate level of oversight and responsibility is applied to all board decisions.

The Board of Directors and its Committees

The Board of Directors

The board of directors held seven meetings in 2011. The average attendance of all incumbent directors at board and committee meetings in 2011 was 95 percent. Abbott encourages its board members to attend the annual shareholders meeting. Last year, all but one of Abbott's directors attended the annual shareholders meeting.

The board has determined that each of the following directors is independent in accordance with the New York Stock Exchange listing standards: R. J. Alpern, R. S. Austin, S. E. Blount, W. J. Farrell, H. L. Fuller, E. M. Liddy, N. McKinstry, P. N. Novakovic, W. A. Osborn, D. A. L. Owen, R. S. Roberts, S. C. Scott III, W. D. Smithburg, and G. F. Tilton. To determine independence, the board applied the categorical standards attached as Exhibit A to this proxy statement. The board also considered whether a director has any other material relationships with Abbott or its subsidiaries and concluded that none of these directors had a relationship that impaired the director's independence. This included consideration of the fact that some of the directors are officers or serve on boards of companies or entities to which Abbott sold products or made contributions or from which Abbott purchased products and services during the year. In making its determination, the board relied on both information provided by the directors and information developed internally by Abbott.

The board has risk oversight responsibility for Abbott and administers this responsibility both directly and with assistance from its committees. The board has determined that the current leadership structure, in which the offices of chairman and chief executive officer are held by one individual and an independent director acts as lead director, ensures the appropriate level of oversight, independence, and responsibility is applied to all board decisions, including risk oversight, and is in the best interests of Abbott and its shareholders. The chairman of the nominations and governance committee acts as the lead director to facilitate communication with the board and presides over regularly conducted executive sessions of the independent directors or sessions where the chairman of the board is not present. It is the role of the lead director to review and approve matters, such as agenda items, schedule sufficiency, and, where appropriate, information provided to other board members. The lead director is chosen by and from the independent members of the board of directors, and serves as the liaison between the chairman and the independent directors; however, all directors are encouraged to, and in fact do, consult with the chairman on each of the above topics, as well. The lead director, and each of the other directors, communicates regularly with the chairman and chief executive officer regarding appropriate agenda topics and other board related matters.

Abbott directors have backgrounds that when combined provide a portfolio of experience and knowledge that serve Abbott's governance and strategic needs. Director nominees are considered on the basis of a range of criteria including broad-based business knowledge and relationships, prominence and excellent reputations in their primary fields of endeavor, as well as a global business perspective and commitment to good corporate citizenship. They must have demonstrated experience and ability that is relevant to the board's oversight role with respect to Abbott's business and affairs. Each director's biography includes the particular experience and qualifications that led the board to conclude that the director should serve on the board. The directors' biographies are on pages 4 to 7.

Committees of the Board of Directors

The board of directors has five committees established in Abbott's By-Laws: the executive committee, audit committee, compensation committee, nominations and governance committee, and public policy committee. Each of the members of the audit committee, compensation committee, nominations and governance committee, and public policy committee is independent.

The executive committee, whose members are M. D. White, chairman, R. S. Austin, W. J. Farrell, H. L. Fuller, and P. N. Novakovic, did not hold any meetings in 2011. This committee may exercise all the authority of the board in the management of Abbott, except for matters expressly reserved by law for board action.

The audit committee, whose members are R. S. Austin, chair, E. M. Liddy, S. C. Scott III, and G. F. Tilton, held seven meetings in 2011. The committee is governed by a written charter. This committee assists the board of directors in fulfilling its oversight responsibility with respect to Abbott's accounting and financial reporting practices and the audit process, the quality and integrity of Abbott's financial statements, the independent auditors' qualifications, independence, and performance, the performance of Abbott's internal audit function and internal auditors, and certain areas of legal and regulatory compliance. Each of the members of the audit committee is financially literate, as required of audit committee members by the New York Stock Exchange. The board of directors has determined that R. S. Austin, the committee's chair, is an "audit committee financial expert." A copy of the report of the audit committee is on page 41.

The compensation committee, whose members are W. J. Farrell, chairman, H. L. Fuller, E. M. Liddy, and W. A. Osborn, held two meetings in 2011. The committee is governed by a written charter. This committee assists the board of directors in carrying out the board's responsibilities relating to the compensation of Abbott's executive officers and directors. The compensation committee annually reviews the compensation paid to the members of the board and gives its recommendations to the full board regarding both the amount of director compensation that should be paid and the allocation of that compensation between equity-based awards and cash. In recommending director compensation, the compensation committee takes comparable director fees into account and reviews any arrangement that could be viewed as indirect director compensation. The processes and procedures used for the consideration and determination of executive compensation are described in the section of the proxy captioned, "Compensation Discussion and Analysis." This committee also reviews, approves, and administers the incentive compensation plans in which any executive officer of Abbott participates and all of Abbott's equity-based plans. It may delegate the responsibility to administer and make grants under these plans to management, except to the extent that such delegation would be inconsistent with applicable law or regulation or with the listing rules of the New York Stock Exchange. The compensation committee has the sole authority, under its charter, to select, retain and/or terminate independent compensation advisors. The committee has engaged Aon Hewitt to provide counsel and advice on executive and non-employee director compensation matters. Aon Hewitt, and its principal, report directly to the chair of the committee. The principal meets regularly, and as needed, with the committee in executive sessions, has direct access to the chair during and between meetings, and performs no other services for Abbott or its senior executives. The committee determines what variables it will instruct Aon Hewitt to consider, and they include: peer groups against which performance and pay should be examined, financial metrics to be used to assess Abbott's relative performance, competitive long-term incentive practices in the marketplace, and compensation levels relative to market practice. The committee negotiates and approves any fees paid to Aon Hewitt for these services. In 2011, the committee authorized payment of approximately $233,662 to Aon Hewitt for services rendered to the committee relating to executive compensation. Separately, Abbott management engaged Aon Hewitt to perform and paid approximately $8.4 million for unrelated services, including actuarial work, pension design and administration, insurance, and general consulting. The compensation committee was informed about these services, but its formal approval was not requested. A copy of the compensation committee report is on page 20.

The nominations and governance committee, whose members are H. L. Fuller, chairman, W. J. Farrell, P. N. Novakovic, and W. A. Osborn, held three meetings in 2011. The committee is governed by a written charter. This committee assists the board of directors in identifying individuals qualified to become board members and recommends to the board the nominees for election as directors at the next annual meeting of shareholders, recommends to the board the persons to be elected as executive officers of Abbott, develops and recommends to the board the corporate governance guidelines applicable to Abbott, and serves in an advisory capacity to the board and the chairman of the board on matters of organization, management succession plans, major changes in the organizational structure of Abbott, and the conduct of board activities. The process used by this committee to identify a nominee to serve as a member of the board of directors depends on the qualities being sought. From time to time, Abbott engages an executive search firm to assist the committee in identifying individuals qualified to be board members. Board members should have backgrounds that when combined provide a portfolio of experience and knowledge that will serve Abbott's governance and strategic needs. In the process of identifying nominees to serve as a member of the board of directors, the nominations and governance committee considers the board's diversity of ethnicity, gender, and geography and assesses the effectiveness of the process in achieving that diversity. Board candidates will be considered on the basis of a range of criteria, including broad-based business knowledge and relationships, prominence and excellent reputations in their primary fields of endeavor, as well as a global business perspective and commitment to good corporate citizenship. Directors should have demonstrated experience and ability that is relevant to the board of directors' oversight role with respect to Abbott's business and affairs.

The public policy committee, whose members are P. N. Novakovic, chair, R. J. Alpern, and R. S. Austin, held one meeting in 2011. The committee is governed by a written charter. This committee assists the board of directors in fulfilling its oversight responsibility with respect to Abbott's public policy, certain areas of legal and regulatory compliance, and governmental affairs and healthcare compliance issues that affect Abbott by discharging the responsibilities set forth in its charter.

Communicating with the Board of Directors

Interested parties may communicate with the board of directors by writing a letter to the chairman of the board, to the chairman of the nominations and governance committee, who acts as the lead director at the meetings of the independent directors, or to the independent directors c/o Abbott Laboratories, 100 Abbott Park Road, D-364, AP6D, Abbott Park, Illinois 60064-6400 Attention: corporate secretary. The general counsel and corporate secretary regularly forwards to the addressee all letters other than mass mailings, advertisements, and other materials not relevant to Abbott's business. In addition, directors regularly receive a log of all correspondence received by the company that is addressed to a member of the board and may request any correspondence on that log.

Corporate Governance Materials

Abbott's corporate governance guidelines, outline of directorship qualifications, director independence standards, code of business conduct and the charters of Abbott's audit committee, compensation committee, nominations and governance committee, and public policy committee are all available in the corporate governance section of Abbott's investor relations Web site (www.abbottinvestor.com).

Director Compensation

Abbott employees are not compensated for serving on the board or board committees. Abbott's non-employee directors are compensated for their service under the Abbott Laboratories Non-Employee Directors' Fee Plan and the Abbott Laboratories 2009 Incentive Stock Program.

The following table sets forth a summary of the non-employee directors' 2011 compensation.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)

R. J. Alpern	$122,000	$112,987	$0	$4,710	$5,983	$245,680

R. S. Austin	140,000	112,987	0	0	0	252,987

S. E. Blount	0	0	0	0	0	0

W. M. Daley	9,500	0	0	0	0	9,500

W. J. Farrell	130,000	112,987	0	12,796	10,755	266,538

H. L. Fuller	134,000	112,987	0	0	20,005	266,992

E. M. Liddy	128,000	112,987	0	0	0	240,987

N. McKinstry	0	0	0	0	0	0

P. N. Novakovic	130,000	112,987	0	0	0	242,987

W. A. Osborn	122,000	112,987	0	0	3,232	238,219

D. A. L. Owen	40,000	0	0	0	25,000	65,000

R. S. Roberts	42,000	0	0	9,534	28,787	80,321

S. C. Scott III	128,000	112,987	0	0	10,000	250,987

W. D. Smithburg	44,000	0	0	6,401	83,166	133,567

G. F. Tilton	128,000	112,987	0	0	28,913	269,900

(1)
Under the Abbott Laboratories Non-Employee Directors' Fee Plan, non-employee directors earn $10,500 for each month of service as a director (prior to the 2011 Annual Meeting, they earned $9,500 for each month of service) and $1,000 for each month of service as a chairman of a board committee, other than the chairman of the audit committee. The chairman of the audit committee receives $1,500 for each month of service as a chairman of that committee and the other members of the audit committee receive $500 for each month of service as a committee member.

  Fees earned under the Abbott Laboratories Non-Employee Directors' Fee Plan are paid in cash to the director, paid in the form of vested non-qualified stock options (based on an independent appraisal of their fair value), deferred (as a non-funded obligation of Abbott), or paid currently into an individual grantor trust established by the director. The distribution of deferred fees and amounts held in a director's grantor trust generally commences at the later of when the director reaches age 65, or upon retirement from the board of directors. The director may elect to have deferred fees and fees deposited in trust credited to either a stock equivalent account that earns the same return as if the fees were invested in Abbott stock or to a guaranteed interest account. If necessary, Abbott contributes funds to a director's trust so that as of year end the stock equivalent account balance (net of taxes) is not less than seventy-five percent of the market value of the related Abbott common stock at year end. Abbott pays the director for any tax owed with respect to the income earned by the trust or any supplemental contributions to the trust by Abbott.

(2)
The amounts reported in this column represent the aggregate grant date fair value of the awards in accordance with Financial Accounting Standards Board ASC Topic 718. Abbott determines the grant date fair value of stock unit awards by multiplying the number of restricted stock units granted by the average of the high and low market prices of an Abbott common share on the date of grant.

  In addition to the fees described in footnote 1, the Abbott Laboratories 2009 Incentive Stock Program provides that each non-employee director elected to the board of directors at the annual shareholder meeting receives vested restricted stock units having a value of $113,000 (rounded down). In 2011, this was 2,167 units. The non-employee directors receive cash payments equal to the dividends paid on the Abbott shares covered by the units at the same rate as other shareholders. Upon termination, retirement from the board, death, or a change in control of Abbott, a non-employee director will receive one Abbott common share for each restricted stock unit outstanding under the Incentive Stock Program.

  The following restricted stock units were outstanding as of December 31, 2011: R. J. Alpern, 6,740; R. S. Austin, 14,403; W. J. Farrell, 12,514; H. L. Fuller, 14,403; E. M. Liddy, 2,167; P. N. Novakovic, 2,167; W. A. Osborn, 8,657; S. C. Scott III, 10,387; and, G. F. Tilton, 10,387.

(3)
The following options were outstanding as of December 31, 2011: H. L. Fuller, 31,605; P. N. Novakovic, 3,739; D. A. L. Owen, 16,548; R. S. Roberts, 4,738; and, W. D. Smithburg, 5,211.

(4)
The totals in this column include reportable interest credited under Abbott Laboratories Non-Employee Directors' Fee Plan during the year.

(5)
The amounts reported in this column include tax payments made primarily in connection with the director's existing trust established under the Abbott Laboratories Non-Employee Directors' Fee Plan, as follows: W. J. Farrell, $10,713; H. L. Fuller, $16,662; R. S. Roberts, $14,435; and, W. D. Smithburg, $50,318. Charitable contributions made by Abbott's non-employee directors are eligible for a matching contribution (up to $25,000 annually). These amounts also include charitable matching grant contributions, as follows: D. A. L. Owen, $25,000; R. S. Roberts, $5,000; S. C. Scott III, $10,000; W. D. Smithburg, $25,000; and, G. F. Tilton, $25,000.

Security Ownership of Executive Officers and Directors

The table below reflects the number of common shares beneficially owned as of January 31, 2012, by each director, the chief executive officer, the chief financial officer, and the three other most highly paid executive officers (the "named officers"), and by all directors and executive officers of Abbott as a group. It also reflects the number of stock equivalent units and restricted stock units held by non-employee directors under the Abbott Laboratories Non-Employee Directors' Fee Plan.

Name	Shares Beneficially Owned (1)(2)(3)	Stock Options Exercisable within 60 days of January 31, 2012	Stock Equivalent Units

R. J. Alpern	6,740	0	1,869

R. S. Austin	21,247	0	0

S. E. Blount	0	0	0

W. J. Farrell	13,514	0	0

T. C. Freyman	387,827	708,773	0

H. L. Fuller	19,603	31,605	66,739

R. A. Gonzalez	133,762	539,559	0

E. M. Liddy	3,302	0	3,695

N. McKinstry	0	0	0

E. L. Michael	207,450	511,128	0

P. N. Novakovic	2,667	3,739	0

W. A. Osborn	22,657	0	8,947

L. J. Schumacher	138,930	536,537	0

S. C. Scott III	16,387	0	6,014

G. F. Tilton	17,737	0	11,034

M. D. White	1,197,301	3,438,717	0

All directors and executive officers as a group (4)(5)	3,847,181	9,179,050	98,298

(1)
The table includes shares held in the officers' accounts in the Abbott Laboratories Stock Retirement Trust as follows: T. C. Freyman, 1,020; M. D. White, 23,022; and all executive officers as a group, 54,103. Each officer has shared voting power and sole investment power with respect to the shares held in his or her account.

(2)
The table includes restricted stock units held by the non-employee directors and payable in stock upon their retirement from the board as follows: R. J. Alpern, 6,740; R. S. Austin, 14,403; W. J. Farrell, 12,514; H. L. Fuller, 14,403; E. M. Liddy, 2,167; P. N. Novakovic, 2,167; W. A. Osborn, 8,657; S. C. Scott III, 10,387; G. F. Tilton, 10,387; and, all directors as a group, 81,825.

(3)
The table includes shares pledged as security as follows: M. D. White, 276,303 and executive officers as a group 331,554.

(4)
Certain executive officers of Abbott are fiduciaries of several employee benefit trusts maintained by Abbott. As such, they have shared voting and/or investment power with respect to the common shares held by those trusts. The table does not include the shares held by the trusts. As of January 31, 2012, these trusts owned a total of 47,253,150 (3.0%) of the outstanding shares of Abbott.

(5)
Excluding the shared voting and/or investment power over the shares held by the trusts described in footnote 4, the directors, director nominees, and executive officers as a group together own beneficially less than one percent of the outstanding shares of Abbott.

Executive Compensation

Compensation Discussion and Analysis

INTRODUCTION

This Compensation Discussion and Analysis ("CD&A") describes Abbott's (the "Company") executive compensation program in 2011. In particular, this CD&A explains how the Compensation Committee (the "Committee") and Board of Directors made its compensation decisions for the Company's executives, including the five named officers: Miles D. White, Chairman of the Board and Chief Executive Officer; Thomas C. Freyman, Executive Vice President, Finance & Chief Financial Officer; Richard A. Gonzalez, Executive Vice President, Pharmaceutical Products Group; Edward L. Michael, Executive Vice President, Diagnostics Products; and Laura J. Schumacher, Executive Vice President, General Counsel and Secretary.

It is organized in three primary sections: a description of the pay philosophy the Committee has established for the Company's Executive Officers; a description of the process the Committee utilizes to examine performance in the context of executive pay decisions; and lastly, a description of the performance goals and results for each named officer.

First, the Committee believes performance must always be assessed in the context of market and business conditions.

2011 was again a very successful year for Abbott, during what continues to be a very challenging global business environment with changing industry dynamics. Abbott's stock price performance in 2011 represented the Company's best annual return in five years. The Company delivered a 21.8 percent total shareholder return, compared to 8.3 percent for the Dow Jones Industrial Average and 2.1 percent for the Standard & Poor's 500 Index over the same time period.

The Company delivered double-digit ongoing earnings growth for the fifth consecutive year, achieved record sales of $39 billion, had record operating cash flow, improved gross margin to over 60 percent on an adjusted basis and returned approximately $3 billion to shareholders in the form of dividends, which rose for the 39th consecutive year.

Over the past five years the Company has delivered shareholders a total return of 34.4 percent, significantly outperforming the Dow Jones Industrial Average, with a return of 12.4 percent, and the Standard & Poor's 500 Index, which declined 1.2 percent for that period. At the same time, the Company has remained strategically active to help ensure the sustainability of its top-tier performance.

During 2011, the Company continued its expansion in emerging markets and launched specific and focused initiatives, particularly in the Nutrition business, to improve profitability. In addition, there was a continued focus on and expansion of the proprietary pharmaceutical pipeline, enhancing the future pipeline on which the pharmaceutical business relies.

Another key area of strategic focus for 2011 was the analysis, consideration and preparation for the planned separation of the Company into two publicly-traded companies: one a research-based pharmaceutical company, and the other, a balanced and diverse medical products company.

Sales in the global proprietary pharmaceuticals business grew 10 percent, while sales in the diversified medical products businesses rose 11 percent. Combined, this performance generated ongoing earnings per share of $4.66, an increase of 11.8 percent over the prior year, and record operating cash flow of $9.0 billion.

The Company's strong performance in 2011 in both proprietary pharmaceuticals and the diversified medical products businesses, underscores the soundness of each model and the strength of each business going forward.

COMPENSATION PHILOSOPHY AND COMPONENTS OF PAY

Abbott and its Compensation Committee have established a compensation philosophy that aligns executives' interests with both short- and long-term profitable growth and shareholder returns and is designed to attract and retain executives whose talent and contributions sustain the profitable growth of the Company. The intent of this philosophy is to directly support achievement of the Company's primary business strategies and goals, while also aligning executives' performance and rewards with shareholders' interests. Consequently, the Committee believes the vast majority of executive compensation at Abbott is, by definition therefore, performance-based.

There are four primary pay components that make up our executive pay program: base pay, annual bonuses, long-term incentives and benefits. Each serves complementary, but different and specific purposes.

Base Pay

Setting appropriate levels of base pay ensures Abbott can attract and keep a leadership team that will continue to meet our commitments to customers and patients and sustain profitable growth for our shareholders. Talented executives have choices of where they work, and our base pay rates need to be competitive in the context of total compensation.

Annual Bonus

Abbott's annual bonus (short-term incentive) is intended to align executives' interests directly with the annual operating strategies, financial goals, and leadership requirements of the business. It provides a direct link between executives' short-term incentives and the Company's annual performance results through both measurable financial and operational performance and subjective assessments of strategic progress. Some goals, strategies, and leadership requirements may apply to all executives and as such, may be corporate priorities that are shared by all Executive Officers in any given year (for example, earnings per share targets in 2011, as will be disclosed later). Measurable financial goals apply to some executives, reflecting their specific areas of responsibility.

Most executives also carry strategic or leadership-oriented goals, which require qualitative, subjective assessment of their progress during the year. Finally, the process allows for Committee discretion, since many goals, especially for certain positions, cannot be reduced to formulaic, numerical targets, or anticipated in advance. By definition, therefore, short-term incentives directly tie executives' pay with both company and individual results allowing for Committee discretion to address unforeseen developments. In the aggregate, short-term incentives should be paid roughly at target when results are substantially met, below target if not substantially met, and above target if substantially exceeded.

Long-Term Incentives

Long-term incentives serve two primary purposes: first, to directly align the largest component of executive pay with shareholders' direct, long-term interests; and secondly, to help ensure continued performance success through effective focus and retention of executive talent. Executives' interests are directly aligned with those of shareholders in two ways – first, through direct stock ownership. Executives, as shareholders, benefit from the results they create for other shareholders. Secondly, the level of awards executives receive vary, by plan design and each executive's individual performance, as reviewed by the Committee. The Committee considers, among others, measures that either directly track shareholder returns or operating or strategic results which lead to the creation or loss of shareholder value. Awards are further differentiated based on each executive's specific contribution to long-term strategic results and leadership contribution. To achieve this outcome, Abbott grants non-qualified stock options, full-value performance-based shares, and full-value restricted shares, subject to vesting requirements.

Historically, and in 2011, long-term incentives have comprised roughly two-thirds of total compensation for Abbott named officers. Accordingly, this is a compelling and direct link of executives' long-term incentive with Company and shareholder results.

Benefits

As with all Abbott employees, Executive Officers are provided certain employment and post-employment benefits. Benefits are an important part of retention and capital preservation for all levels of employees, protecting against the expense of unexpected catastrophic loss of health and/or earnings potential, as well as providing a means to save and accumulate for retirement or other post-employment needs.

SAY-ON-PAY AND SAY-ON-FREQUENCY VOTE

The Committee annually evaluates the Company's compensation policies and programs to ensure alignment with short and long term interests of our shareholders, evolving market practices and other relevant factors. The Committee considers the following: whether the performance criteria and corresponding objectives appropriately balance objective performance and the quality of that performance, the relationship between performance and incentive plan payouts, the mix of short and long term incentives, and whether the overall structure and application of the incentive plans encourages appropriate risk taking.

The Committee also considers the perspectives of shareholders, through the Say on Pay advisory vote, which was approved by shareholders in 2011 and was above the average of the Company's health care peer group. All of these factors are important in determining whether the Company's compensation programs are appropriately balanced between defining and incentivizing performance, encouraging appropriate risk taking, and retaining executive talent which strongly aligns our compensation policies and programs with our shareholders' best interests.

Based on the foregoing review, the Committee made no structural changes to the compensation plans, but provided additional disclosure in this CD&A to assist shareholders with understanding the Company's compensation policies and programs. The Committee also recommended, and the Board adopted, an annual advisory vote of shareholders on executive compensation, which reflects the preference expressed by shareholders in 2011 with respect to the Say-on-Pay frequency vote.

HOW EXECUTIVE PAY DECISIONS ARE MADE

As noted previously, the vast majority of pay decisions at Abbott are performance-based. Specific goals and targets are the foundation of our pay-for-performance process and this segment will describe how they apply to specific pay components. It is important to remember, however, that while our pay process is based on a comprehensive, multi-level review at all levels, it is not formulaic. Some goals can be measured objectively against pre-determined financial results. Others take the form of the Committee's subjective assessment of success and progress against strategic objectives or leadership results, which cannot be scored by numeric or formulaic application of measurable criteria. Consequently, while final pay decisions are guided by some specific, objective measures, the Committee, in consultation with its independent compensation consultant also considers, at both the Company and individual level, a combination of objective and subjective measures in the overall assessment of performance and the pay decisions that result from that assessment. Specifically, discussion of the decision-making criteria for each component follows.

Peer Group

To provide the appropriate context for executive pay decisions, the Committee, in consultation with its independent compensation consultant, assesses market pay practices and levels of two designated groups of high-profile companies. The Committee thoughtfully considers on an annual basis which companies should be included in the peer groups and believes the selected companies are the most appropriate for comparison. In addition to competing for executive talent, the peer companies also operate complex business operations with significant global reach. Accordingly, Abbott's comparison groups for setting targets for compensation include the following two global reference groups:

1.
Primarily, direct health care competitors. This group presently includes Amgen, Bristol-Myers Squibb Company, Eli Lilly and Company, Glaxo SmithKline plc, Johnson & Johnson, Merck & Company, Inc., Novartis and Pfizer, Inc.

2.
Secondarily, in order to supplement performance and compensation data from our direct peer group, we select a group of global, diversified high performing companies with a five-year average return on equity of 18 percent or higher and similar to Abbott in terms of size and/or scope of operations. This group currently includes 3M Company, Bristol-Myers Squibb Company, Caterpillar, The Coca-Cola Company, Colgate-Palmolive Company, General Dynamics Corporation, General Mills, Inc., H.J. Heinz Company, Kellogg Company, Kimberly-Clark Corporation, McDonald's Corporation, Merck & Company, Inc., PepsiCo, Inc. and Procter & Gamble.

Base Pay

Base pay targets must be competitive with the target market from which talent is obtained. Generally, base pay targets are set in a manner that references the median of the health care comparison group as an initial benchmark, but may be adjusted upon secondary reference to the high-performing group. Specific pay rates, however, are based on an executive's profile, performance, experience, unique skills, and internal equity with others at Abbott. Once the rate of pay is set in this manner at either hire or upon promotion or transfer, subsequent changes in pay, including salary increases, when appropriate, are based on the executive's performance, the job he or she is performing or assuming, internal equity, and the Company's operating budget. In this sense, base pay is performance-based as well and is aligned with the individual's relative contribution / performance and body of work. The external references have little, if any impact, once the initial position rate is established.

Annual Bonus

All of Abbott's five named officers participate in the 1998 Abbott Laboratories Performance Incentive Plan (the "PIP"). The PIP is designed to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986 for performance-based compensation.

Each year, maximum award allocations for PIP participants as a percentage of consolidated net earnings are set. For 2011, the maximum award for the Chief Executive Officer was .0015 of adjusted consolidated net earnings for the fiscal year-end and for all of the other named officers, .00075 of adjusted consolidated net earnings. Historically, and in 2011, the Committee exercised its discretion to deliver PIP awards that were below the maximum awards that are authorized by these formulae.

Assessments of performance against financial results take into account the impact of specified factors or events, and the appropriateness of these adjustments is reviewed annually. For a reconciliation of these adjustments to GAAP, see Exhibit 99.1 to Abbott's Form 8-K, filed on January 25, 2012.

In making its determination regarding the actual award to all participants, the Committee considers pre-determined financial goals and individual goals, some of which are objective and quantifiable, and other strategic or leadership goals for which their subjective assessment is not solely dictated by numeric or formulaic applications of measurable criteria. Moreover, while each participant has pre-determined goals, the Committee also considers relative achievements, or developments (in the Company, marketplace and the global economy) that could not have been foreseen when individual goals were written.

Goals that were specific for each named officer will be described separately.

Long-Term Incentives

Long-term incentive targets are driven by two primary factors: first, internal equity and the executive's relative contribution to the Company's long-term success; secondly, the Company's performance against both short- and long-term returns to shareholders, as well as relative performance against financial or operating measures that drive shareholder returns, and performance against strategic objectives, such as pipeline development or acquisitions (which may actually dilute returns in the short-term, but are, in the Committee's judgment, in the best long-term interest of the Company and its shareholders). While long-term incentive awards may be awarded annually, the Committee's assessment includes one-, three-, and five-year measures of a number of relative benchmarks, including total shareholder return, return on equity, return on net assets, and earnings per share growth. The results are compared to both our direct health care competitors and the high performance reference group mentioned earlier.

These long-term measures are all taken into consideration without specific weighting. In aggregate, they provide the Committee with a relative performance rating of Abbott to peers on a one-, three- and five-year period. Then, starting with the independent compensation consultant's recommendations regarding target or reference levels of appropriate long-term incentive by individual, the Committee determines grants for each individual based on their objective and subjective assessment of performance, progress against strategic milestones, and environmental factors, which affected the individual's or Company's performance.

It is important to note that while the Committee may target pay levels for a group of executives or a specific executive at, higher than, or below a certain performance percentile which the independent compensation consultant may forecast, the actual awards are made without knowledge of the actual long-term incentive awards for the current performance period, since some elements of competitors' actual performance and their actual compensation awards for the current performance period are unknown at the time of award. The independent compensation consultant's long-term incentive information always reflects prior performance periods, so it is impossible at the time of the award to precisely predict where actual pay decisions will leave Abbott's Executive Officers in comparison to others.

Long-Term Incentives – Equity Awards

Based on the committee's assessment of performance, the goals of the company's long-term incentive program, each individual's relative performance against his or her pre-determined goals, current outstanding awards held by the officers and the recommendation of its independent compensation consultant, the Committee delivered long-term incentive awards that were intended to, in aggregate, reflect performance at the median of the health care peer comparison group.

Applying these standards, the Committee determined the value for each named officer and made the awards reported in the Summary Compensation Table as shown on page 23 of this proxy statement. Further, the Committee determined, in 2011, based on market practice, advice from its independent compensation consultant and in consideration of the recommendations of institutional shareholders, the long-term incentive award for named officers should be in the form of 25 percent stock options and 75 percent performance-vested shares.

Abbott's policy with respect to its annual equity award for all employees, including the Chief Executive Officer, Executive Officers and all other officers of the company, is to grant this award and set the grant price at the same time each year, at the Compensation Committee's regularly scheduled February meeting. These meeting dates are generally the third Friday of February and are scheduled two years in advance. In 2011, the annual grant was dated and the grant price set on February 18th. The historical practice for setting the grant price is the average of the highest and lowest trading price of a common share on the date of the grant (rounded up to the next even penny). The grant price for the 2011 annual grant was set at $46.60. The high, low and closing price of an Abbott common share on February 18th was $46.89, $46.28 and $46.88, respectively.

In establishing criteria for performance vesting shares, the Committee considered the recommendation of its independent compensation consultant, and the fact that the secondary comparison of "High-Performance Companies" is currently defined by five-year average return on equity of 18 percent or greater.

Accordingly, performance-based stock awards granted in 2011 will be earned (vested) over a period of up to five years, with not more than one-third of the award vesting in any one year, dependent upon the company achieving an annual return on equity threshold of 18 percent from continuing operations adjusted for specified items per the quarterly earnings releases (which is currently above the median of Abbott's Standard Industrial Classification peer group). If the thresholds are met in three of the five years, 100 percent of the performance shares will vest. If the thresholds are missed in all five years, 100 percent of the performance shares will be forfeited. Outstanding restricted shares receive dividends at the same rate as all other shareholders.

DISCUSSION OF NAMED OFFICERS
2011 Financial and Other Goals

FINANCIAL GOALS

Name	Goal and Expected Result			Results Achieved

Miles D. White	A.	Adjusted Diluted EPS of $4.59		A.	Adjusted Diluted EPS of $4.66
	B.	Sales of $38.33BN		B.	Sales of $38.85BN
	C.	Adjusted Earnings Before Taxes of $8.48BN		C.	Adjusted Earnings Before Taxes of $8.64BN
	D.	Adjusted Return on Assets of 15.0%		D.	Adjusted Return on Assets of 16.2%
	E.	Adjusted Return on Equity of 29.2%		E.	Adjusted Return on Equity of 29.3%

Thomas C. Freyman	A.	Adjusted Diluted EPS of $4.59		A.	Adjusted Diluted EPS of $4.66
	B.	Adjusted Return on Assets of 15.0%		B.	Adjusted Return on Assets of 16.2%
	C.	Adjusted Return on Equity of 29.2%		C.	Adjusted Return on Equity of 29.3%
	D.	Adjusted Operating Cash Flow at or above Plan		D.	Achieved – exceeded target

Richard A. Gonzalez	A.	Adjusted Diluted EPS of $4.59		A.	Adjusted Diluted EPS of $4.66
	B.	Achieve Pharmaceutical Products Group Adjusted Sales		B.	Achieved – $21,958MM
	C.	Achieve Pharmaceutical Products Group Adjusted Operating Margin		C.	Achieved – $7,905MM

Edward L. Michael	A.	Adjusted Diluted EPS of $4.59		A.	Adjusted Diluted EPS of $4.66
	B.	Achieve Diagnostic Products Adjusted Sales		B.	Achieved $3,967MM
	C.	Achieve Diagnostic Products Adjusted Operating Margin		C.	Achieved $705MM
	D.	Ibis:		D.	Ibis:
		1.	Achieve Ibis Adjusted Division Sales		1.	Not Achieved
		2.	Achieve PLEX-ID goals		2.	Achieved
	E.	STARLIMS:		E.	STARLIMS:
		1.	Achieve STARLIMS Adjusted Division Sales		1.	Achieved
		2.	Achieve Middleware diagnostics applications goals		2.	Achieved

Laura J. Schumacher	A.	Adjusted Diluted EPS of $4.59		A.	Adjusted Diluted EPS of $4.66

OTHER GOALS

Miles D. White

Achieve strategic objectives for proprietary pharmaceutical business, including proprietary pipeline activities and in-licensing efforts; consider and prepare for the separation of the Company into two separately traded public companies; develop and execute strategies relating to emerging markets, ensure successful integration of prior acquisition targets; capitalize on key strategic initiatives to develop non-pharmaceutical businesses; involvement in external and civic engagements; development of key senior management talent.

Results: Mr. White achieved the above goals in all material aspects.

Thomas C. Freyman

Deliver new ERP platform; execute elimination of one month lag in financial reporting and new financial consolidation process; execute final phases of various business integrations; support appropriate valuation of the Company given growth prospects through investor relations activities.

Results: Mr. Freyman achieved the above goals in all material aspects.

Richard A. Gonzalez

Develop comprehensive and strategic actions for key brands; meet acquisition, in-license and partnership milestones, launch first wave of products within approved timeframe; secure key strategic high quality pipeline assets for sourced innovation by 12/31, either in-licensed product(s) or business acquisitions; focus on change management initiatives, collaboration and communication of division strategy, succession planning, upgrading rewards and recognition programs and leadership development program.

Results: Mr. Gonzalez achieved the above goals in all material aspects.

Edward L. Michael

Achieve strategic objectives for Diagnostics concerning organizational structure, efficiency and profitability; including product rationalization and manufacturing transfers, milestone achievements for key R&D programs, execution of plans for expansion in important emerging markets, and development of mobile health strategy.

Results: Mr. Michael achieved the above goals in all material aspects.

Laura J. Schumacher

Successfully resolve key intellectual property litigation; resolve significant commercial litigation matters or investigations; achieve proprietary pharmaceutical pipeline enhancement objectives; achieve key compliance initiatives to ensure Abbott protects reputation and shareholder value.

Results: Ms. Schumacher achieved the above goals in all material aspects.

GOAL PERFORMANCE AND 2011 COMPENSATION DECISIONS

The individual goals described above are determined at the beginning of the year as part of the Company's annual performance and compensation planning process. The Committee considers, both at the Company and individual level, achievement with respect to these goals, as well as the performance of the individual overall with respect to all matters not specifically defined in the pre-determined goals, including leadership competencies and other individual contributions to Company performance on a qualitative basis. Additionally, the Committee may also consider unforeseen circumstances or developments (in the Company, marketplace, and/or the global economy) that may have affected performance.

For each participant, a target bonus is set as follows:

Base Salary * Target Bonus Percentage = Target Bonus Amount

Actual bonuses were above the target based on a comprehensive review of individual and corporate performance by the Committee, and its independent compensation consultant.

To determine each individual's annual bonus, the Committee considered the executive's target bonus, expressed as a percentage of base pay, and made its final determination of the appropriate award at, above or below the target, considering all of these factors, and in consultation with its independent compensation consultant. While the review is comprehensive, it is not solely formulaic.

In each case, for all of the named officers, and furthermore, all other Executive Officers not subject to this disclosure, there were multiple levels of review of the proposed award. For the CEO, the Compensation Committee and the independent compensation consultant reviewed the proposed compensation. For the other named officers and other Executive Officers not subject to this disclosure, the CEO, Compensation Committee and the Committee's independent compensation consultant reviewed the proposals.

While Abbott's overall merit increase budget in the U.S. was 3.0 percent in 2011, Abbott management recommended, and the Committee approved, that in consideration of general market and business conditions, all Abbott officers, including our named executive officers, would not receive a merit increase in 2011.

Miles D. White

The Committee's pay decisions for Mr. White reflect his performance including delivering strong earnings, stock price and cash flow results, continuing growth and expansion of all of Abbott's businesses, and leading the process to establish two separately traded public companies. Effective February 17, 2012, Mr. White was awarded a bonus of $4,200,000, which was above his target bonus of 200 percent of base pay. Effective February 18, 2011, he received long-term incentives, including a 294,700 share stock option grant and a 209,500 share performance-vesting restricted stock award.

Thomas C. Freyman

Effective February 17, 2012, Mr. Freyman was awarded a bonus of $1,270,000, which was above his target bonus of 110 percent of base pay. Effective February 18, 2011, he received long-term incentives, including a 86,300 share stock option grant and a 61,300 share performance-vesting restricted stock award.

Richard A. Gonzalez

Effective February 17, 2012, Mr. Gonzalez was awarded a bonus of $1,230,000, which was above his target bonus of 105 percent of base pay. Effective February 18, 2011, he received long-term incentives, including a 55,100 share stock option grant and a 39,200 share performance-vesting restricted stock award.

Edward L. Michael

Effective February 17, 2012, Mr. Michael was awarded a bonus of $750,000 which was above his target bonus of 105 percent of base pay. Effective February 18, 2011, he received long-term incentives, including a 55,100 share stock option grant and a 39,200 share performance-vesting restricted stock award.

Laura J. Schumacher

Effective February 17, 2012, Ms. Schumacher was awarded a bonus of $1,180,000, which was above her target bonus of 110 percent of base pay. Effective February 18, 2011, she received long-term incentives, including a 57,500 share stock option grant and a 40,900 share performance-vesting restricted stock award.

Post Termination and Other Benefits

Each of the benefits described below was chosen to support the company's objective of providing a total competitive pay program. Individual benefits do not directly affect decisions regarding other benefits or pay components, except to the extent that all benefits and pay components must, in aggregate, be competitive, as previously discussed. Mr. Gonzalez, who had retired from Abbott in 2007, returned to work at Abbott in 2009. Upon his initial return to work at Abbott in 2009, and upon his interim appointment as EVP, Pharmaceutical Products in 2010, Mr. Gonzalez did not resume participation in any of Abbott's employee benefits plans for active employees. Instead, he continues to receive Abbott retiree benefits, including pension and retiree healthcare benefits.

Retirement Benefits

The named officers participate in two Abbott-sponsored defined benefit plans: the Abbott Laboratories Annuity Retirement Plan and the Abbott Laboratories Supplemental Pension Plan. As stated above, Mr. Gonzalez is not accruing any additional benefits under these plans. These plans are described in greater detail in the section of the proxy statement captioned "Pension Benefits."

Since officers' Supplemental Pension Plan benefits cannot be secured in a manner similar to qualified plans, which are held in trust, officers receive an annual cash payment equal to the increase in present value of their Supplemental Pension Plan benefit. Officers have the option of depositing these annual payments to an individually established grantor trust, net of tax withholdings. Deposited amounts may be credited with the difference between the officer's actual annual trust earnings and the rate used to calculate trust funding (currently 8 percent). Amounts deposited in the individual trusts are not tax deferred. Since amounts contributed to the trust have already been taxed, Abbott remits the tax owed on the income earned by the trust or any company adjustment paid to the trust, thus preserving the parity of the benefit to those payable under the Annuity Retirement Plan. The manner in which the grantor trust will be distributed to an officer upon retirement from the company generally follows the manner elected by the officer under the Annuity Retirement Plan. Should an officer (or the officer's spouse depending upon the pension distribution method elected by the officer under the Annuity Retirement Plan) live beyond the actuarial life expectancy age used to determine the Supplemental Pension Plan benefit and therefore exhaust the trust balance, the Supplemental Pension Plan benefit will be paid to the officer by Abbott.

Deferred Compensation

Officers of the company, like all U.S. employees, are eligible to defer a portion of annual base salary, on a pre-tax basis, to the company's qualified 401(k) plan, up to the IRS contribution limits. Officers are also eligible to defer up to 18 percent of their base salary, less contributions to the 401(k) plan, to a non-qualified plan. All U.S. employees may defer up to 18 percent as well, subject to IRS limits. One hundred percent (100 percent) of annual incentive awards earned under the company's Performance Incentive Plan are also eligible for deferral to a non-qualified plan. Officers may defer these amounts to unfunded book accounts or choose to have the amounts paid in cash on a current basis and deposited into individually established grantor trusts, net of tax withholdings. These amounts are credited annually with earnings equivalent to the average prime rate over the previous thirteen months plus 2.25 percent. Amounts deposited in the individual trusts are not tax deferred. Since amounts contributed to the trusts have already been taxed, Abbott remits the tax owed on the income earned by the trusts or any company adjustment paid to the trusts. Officers elect the manner in which the assets held in their grantor trusts will be distributed to them upon retirement or other separation from the company.

Change in Control Arrangements

Messrs. White, Freyman, and Gonzalez do not have change in control agreements and Abbott is currently not granting change in control agreements to new officers. The other Abbott named officers have change in control agreements that reflect past contractual obligations initially entered into in 2000 for Mr. Michael and 2003 for Ms. Schumacher. The purpose of these agreements is to aid in retention and recruitment, encourage continued attention and dedication to assigned duties during periods involving a possible change in control of the company and to protect the earned benefits of the officer against adverse changes resulting from a change in control. The level of payments provided under the agreements is established to be consistent with market practice as confirmed by data provided the Committee by its independent compensation consultant. These arrangements are described in greater detail in the section of the proxy captioned "Potential Payments Upon Termination or Change in Control."

Financial Planning

Named officers are eligible for up to $10,000 of annual costs associated with estate planning advice, tax preparation and general financial planning fees. If an officer chooses to utilize this benefit, fees for services received up to the annual allocation are paid by the company and are treated as imputed income to the officer who then is responsible for payment of all taxes due on the fees paid by the company.

Company Automobile

U.S. named officers are eligible for use of a company-leased vehicle, with a lease term of 50 months. Seventy-five percent (75 percent) of the cost of the vehicle is imputed to the officer as income for federal income tax purposes.

Company Aircraft

Non-business related flights on corporate aircraft by Messrs. White and Freyman are covered by time-sharing lease agreements, pursuant to which certain costs associated with those flights are reimbursed by the executives to the Company in accordance with Federal Aviation Administration regulations.

Disability Benefit

In addition to Abbott's standard disability benefits, the named officers are eligible for a monthly long-term disability benefit, which is described in greater detail in the section of the proxy captioned, "Potential Payments Upon Termination or Change in Control."

SHARE OWNERSHIP GUIDELINES

To further promote sustained shareholder return and to ensure the company's executives remain focused on both short- and long-term objectives, the company has established share ownership guidelines. Each officer has five years from the date appointed/elected to his/her position to achieve the ownership level associated with the position. The share ownership requirements are 175,000 shares for the Chief Executive Officer; 50,000 shares for Executive Vice Presidents and Senior Vice Presidents and 25,000 shares for all other officers. All named officers meet or substantially exceed the guidelines.

As provided in Abbott's Stock Incentive Program, no award may be assigned, alienated, sold or transferred otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order or as permitted by the Committee for estate planning purposes, and no award and no right under any award, may be pledged, alienated, attached or otherwise encumbered. All members of senior management, including the company's Executive Officers and certain other employees are required to clear any transaction involving company stock with the General Counsel prior to entering into such transaction.

COMPLIANCE

The Performance Incentive Plan and Incentive Stock Program, which are described above, are intended to comply with Internal Revenue Code Section 162(m) to ensure deductibility.

The Committee reserves the flexibility to take actions that may be based on considerations in addition to tax deductibility. The Committee believes that shareholder interests are best served by not restricting the Committee's discretion and flexibility in crafting compensation programs, even if such programs may result in certain non-deductible compensation expenses. Accordingly, the Committee may from time to time approve components of compensation for certain officers that are not deductible.

While the Committee does not anticipate there would ever be circumstances where a restatement of earnings upon which any incentive plan award decisions were based would occur, the Committee, in evaluating such circumstances, has discretion to take all actions necessary to protect the interests of shareholders up to and including actions to recover such incentive awards. Such circumstances have never occurred.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board is primarily responsible for reviewing, approving and overseeing Abbott's compensation plans and practices, and works with management and the committee's independent consultant to establish Abbott's executive compensation philosophy and programs. The Committee has reviewed and discussed the Compensation Discussion and Analysis with management and has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

W. J. Farrell, Chairman, H. L. Fuller, E. M. Liddy, and W. A. Osborn.

Compensation Risk Assessment

During 2011, Abbott, through its Human Resources department in coordination with Internal Audit, conducted a risk assessment of its compensation policies and practices for employees, including those related to its executive compensation programs. Abbott's risk assessment included a qualitative and quantitative analysis of its employee compensation and benefit programs, including those for its executive officers. Abbott also considered how these programs compare, from a design perspective, to programs maintained by other companies. Based on this assessment, Abbott determined its compensation and benefit programs appropriately incentivize employees and any risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on Abbott. The following factors were among those considered in making this determination:

  •
  Abbott's long-established compensation structure has contributed to a corporate culture that encourages employees to regard Abbott as a career employer. For example, Abbott's U.S. employees participate in an Abbott sponsored defined benefit pension plan. Equity awards (discussed in more detail below) also vest over multi-year periods. Both forms of compensation encourage Abbott employees to consider the long-term impact of their decisions and align their interests with those of Abbott's shareholders.

  •
  Abbott's long-term incentive program focuses executives on longer-term operating performance and shareholder returns. For 2011, Abbott's named officers received roughly two-thirds of their total compensation in the form of long-term equity incentives (25% of which are stock options, vesting over multi-year periods and 75% of which are performance awards, which vest over a period of up to five years with not more than one-third of the award vesting in any one year). Abbott's officers do not receive any of their long-term incentive compensation in cash.

  •
  Abbott's annual incentive program places an appropriate weighting on earnings achievement by balancing it with other factors. Since earnings are a key component of stock price performance, this aspect of Abbott's compensation plan also promotes alignment with shareholder interests.

  •
  Abbott makes equity awards and sets grant prices at the same time each year, at the compensation committee's regularly scheduled meeting. In addition, Abbott does not award discounted stock options or immediately vesting stock options or restricted stock.

  •
  Abbott has share ownership guidelines for its officers, which promotes alignment with shareholder interests.

  •
  Abbott's compensation committee has the ability to exercise downward discretion in determining annual incentive plan payouts. Historically, and in 2011, the compensation committee exercised its discretion to deliver annual incentive plan awards below the maximums.

  •
  Abbott requires mandatory training on its codes of conduct and policies and procedures to educate its employees on appropriate behaviors and the consequences of taking inappropriate actions.

  •
  Abbott does not include certain design features that may have the potential to encourage excessive risk-taking, including: over-weighting toward annual incentives, highly leveraged payout curves, unreasonable thresholds, and steep payout cliffs at certain levels that may encourage short-term business decisions to meet payout thresholds.

This assessment was discussed with the compensation committee and its independent compensation consultant.

Performance Graph

The following graph compares the change in Abbott's cumulative total shareholder return on its common shares with the Standard & Poor's 500 Index and the Standard & Poor's 500 Health Care Index. Abbott's cumulative total shareholder returns have outperformed both the Standard & Poor's 500 Index and the Standard & Poor's 500 Health Care Index over the period shown on the following graph.

Summary Compensation Table

The following table summarizes compensation awarded to, earned by, or paid to the named officers. The section of the proxy statement captioned "Compensation Discussion and Analysis – Compensation Components" describes in greater detail the information reported in this table.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)	Option Awards ($) (2) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (5)		All Other Compensation ($) (7)	Total ($)

Miles D. White,	2011	$1,900,000	$0		$9,759,558	$1,835,981	$4,200,000	$5,419,080	(6)	$896,283	$24,010,902
Chairman of the Board,
Chief Executive Officer	2010	1,893,371	0		10,897,000	2,725,800	3,700,000	5,540,384		807,728	25,564,283
and Director
	2009	1,852,319	0		12,449,900	3,016,000	3,900,000	4,286,007		709,770	26,213,996

Thomas C. Freyman,	2011	946,700	0		2,855,661	537,649	1,270,000	2,211,250	(6)	126,452	7,947,712
Executive Vice
President, Finance	2010	941,923	0		4,979,929	804,804	1,200,000	1,517,254		123,392	9,567,302
and Chief Financial
Officer	2009	914,461	0		4,124,706	1,004,096	1,286,000	2,149,511		82,453	9,561,227

Richard A. Gonzalez	2011	825,000	0		1,826,132	343,273	1,230,000	882,988	(6)	445,446	5,552,839
Executive Vice President,
Pharmaceutical	2010	742,080	300,000	(8)	5,135,240	0	848,900	312,256		262,033	7,600,509
Products Group

Edward L. Michael	2011	634,400	0		1,826,132	499,423	750,000	1,496,909	(6)	118,163	5,325,027
Executive Vice President,
Diagnostic Products

Laura J. Schumacher	2011	827,500	0		1,905,327	358,225	1,180,000	1,138,123	(6)	158,318	5,567,493
Executive Vice President,
General Counsel	2010	823,329	0		3,901,126	535,920	1,100,000	628,869		137,957	7,127,201
and Secretary
	2009	799,350	0		2,479,154	602,272	1,075,000	677,765		90,519	5,724,060

(1)
In accordance with the Securities and Exchange Commission's rules, the amounts in this column represent the aggregate grant date fair value of the awards in accordance with Financial Accounting Standards Board ASC Topic 718. Abbott determines grant date fair value by multiplying the number of shares granted by the average of the high and low market prices of an Abbott common share on the award's date of grant.

(2)
In accordance with the Securities and Exchange Commission's rules, the amounts in this column represent the aggregate grant date fair value of the awards in accordance with Financial Accounting Standards Board ASC Topic 718. The amount shown for E.L. Michael includes a grant date fair value of $156,150 attributable to replacement stock options issued to him in 2011 with respect to original option grants made before 2005. Except for outstanding options that have a replacement option feature, options granted after 2004 do not include a replacement option feature. When the exercise price of an option with a replacement option feature is paid (or, in the case of a non-qualified stock option, when the option's exercise price or the withholding taxes resulting on exercise of that option are paid) with Abbott common shares held by the named officer, a replacement option may be granted for the number of shares used to make that payment. Abbott uses the closing price of an Abbott common share on the business day before the exercise to determine the number of shares required to exercise the related option and the exercise price of the replacement option. The replacement option is exercisable in full six months after the date of grant, and has a term expiring on the expiration date of the original option. Other terms and conditions of the replacement option award are the same in all material respects to those applicable to the original grant.

(3)
These amounts were determined as of the option's grant date using a Black-Scholes stock option valuation model. These amounts are being reported solely for the purpose of comparative disclosure in accordance with the Securities and Exchange Commission rules. There is no certainty that the amount determined using a Black-Scholes stock option valuation model would be the value at which employee stock options would be traded for cash. For options, other than the replacement options, the assumptions are the same as those described in Note 8 entitled "Incentive Stock Program" of Abbott's Notes to Consolidated Financial Statements included under Item 8, "Financial Statements and Supplementary Data" in Abbott's 2011 Annual Report on Securities and Exchange Commission Form 10-K. For the replacement options issued to E. L. Michael, the model used the following assumptions: expected volatility of 18%; dividend yield of 3%; risk-free interest of 0.2%; and an option life equal to 60% of the option's remaining life.

(4)
This compensation is earned as a performance-based incentive bonus, pursuant to the 1998 Abbott Laboratories Performance Incentive Plan. Additional information regarding the Performance Incentive Plan can be found in the section of this proxy statement captioned, "Compensation Discussion and Analysis – How Executive Pay Decisions Are Made – Annual Bonus."

(5)
The plan amounts shown below are reported in this column.

  For Messrs. White and Freyman and Ms. Schumacher, the amounts shown alongside the officer's name are for 2011, 2010, and 2009, respectively. For Mr. Gonzalez, the amounts shown are for 2011 and 2010, respectively. For Mr. Michael, the amount shown is for 2011.

  Abbott Laboratories Annuity Retirement Plan

  M. D. White: $153,557 / $150,820 / $92,697; T. C. Freyman: $210,878 / $125,416 / $149,401; R. A. Gonzalez: $33,248 / $3,001; E. L. Michael: $144,560; and, L. J. Schumacher: $85,875 / $37,903 / $53,615.

  Abbott Laboratories Supplemental Pension Plan

  M. D. White: $4,855,579 / $5,164,591 / $4,122,782; T. C. Freyman: $1,963,122 / $1,375,435 / $1,995,107; R. A. Gonzalez: $743,082 / $245,389; E. L. Michael: $1,243,901; and, L. J. Schumacher: $939,737 / $541,637 / $611,459.

  Non-Qualified Defined Contribution Plan Earnings

  The totals in this column include reportable interest credited under the 1998 Abbott Laboratories Performance Incentive Plan, the Abbott Laboratories 401(k) Supplemental Plan, and the 1986 Abbott Laboratories Management Incentive Plan (although none of the named officers currently receives awards under this plan).

  M. D. White: $409,944 / $224,973 / $70,528; T. C. Freyman: $37,250 / $16,403 / $5,003; R. A. Gonzalez: $106,658 / $63,866; E. L. Michael: $108,448; and, L. J. Schumacher: $112,511 / $49,329 / $12,691.

(6)
The present value of a pension benefit is determined, in part, by the discount rate used for accounting purposes. As required by the Financial Accounting Standards Board, that discount rate is determined by reference to the prevailing market rate of interest. In 2011, interest rates declined and the discount rate used for the Annuity Retirement Plan and Supplemental Pension Plan was reduced to reflect that decline. A reduction in the discount rate increases the present value of participants' pensions while actual payments to be made to participants are not changed.

  The change in pension value included in this total is the result of the following factors: (i) the impact of changes in the actuarial assumptions Abbott uses to calculate plan liability for financial reporting purposes, primarily the change in discount rate, (ii) additional pension benefit accrual under the Annuity Retirement Plan and Supplemental Pension Plan (other than for Mr. Gonzalez who is not accruing any additional plan benefits), (iii) the impact of the time value of money on the pension value, and (iv) with respect to Mr. Gonzalez, payments made to him from these plans.

Name	2011 Change in Pension Value Resulting From

	Change in Actuarial Assumptions	Other Factors

M. D. White	$3,241,435	$1,767,701

T. C. Freyman	1,241,417	932,583

R. A. Gonzalez	908,206	(131,876)

E. L. Michael	613,009	775,452

L. J. Schumacher	577,144	448,468

(7)
The amounts shown below are reported in this column.

  For Messrs. White and Freyman and Ms. Schumacher, the amounts shown alongside the officer's name are for 2011, 2010, and 2009, respectively. For Mr. Gonzalez, the amounts shown are for 2011 and 2010, respectively. For Mr. Michael, the amount shown is for 2011.

  Earnings, Fees and Tax Payments for Non-Qualified Defined Benefit and Non-Qualified Defined Contribution Plans (net of the reportable interest included in footnote 5).

  M. D. White: $416,263 / $352,026 / $165,076; T. C. Freyman: $46,438 / $43,730 / $25,453; R. A. Gonzalez: $72,623 / $76,225; E. L. Michael: $60,661; and, L. J. Schumacher: $88,141 / $65,627 / $22,042.

  Each of the named officers' awards under the 1998 Abbott Laboratories Performance Incentive Plan is paid in cash to the officer on a current basis and may be deposited into a grantor trust established by the officer, net of maximum tax withholdings. Each of the named officers has also established grantor trusts in connection with the Abbott Laboratories Supplemental Pension Plan, the Abbott Laboratories 401(k) Supplemental Plan, and the 1986 Abbott Laboratories Management Incentive Plan (although none of the named officers currently receives awards under this plan). These amounts include the earnings (net of the reportable interest included in footnote 5), fees, and tax payments paid in connection with these grantor trusts.

  Employer Contributions to Defined Contribution Plans

  M. D. White: $95,000 / $94,669 / $92,616; T. C. Freyman: $47,335 / $47,096 / $45,723; R. A. Gonzalez: $0 / $0; E. L. Michael: $31,720; and, L. J. Schumacher: $41,375 / $41,166 / $39,968.

  These amounts include employer contributions to both Abbott's tax-qualified defined contribution plan and the Abbott Laboratories 401(k) Supplemental Plan. The Abbott Laboratories 401(k) Supplemental Plan permits Abbott's officers to contribute amounts in excess of the limit set by the Internal Revenue Code for employee contributions to 401(k) plans up to the excess of (i) 18% of their base salary over (ii) the amount contributed to Abbott's tax-qualified 401(k) plan. Abbott matches participant contributions at the rate of 250% of the first 2% of compensation contributed to the Plan. The named officers have these amounts paid to them in cash on a current basis and deposited into a grantor trust established by the officer, net of maximum tax withholdings.

  Other Compensation

  Messrs. White's and Freyman's non-business related flights on corporate aircraft are covered by time-sharing lease agreements, pursuant to which they reimburse Abbott for certain costs associated with those flights in accordance with Federal Aviation Administration regulations. The following amounts are included in the totals in this column, which reflect Abbott's incremental cost less reimbursements for non-business related flights, M. D. White: $206,464 / $176,560 / $151,885; T. C. Freyman: $5,182 / $4,704 / $344; and, R. A. Gonzalez: $372,823 / $185,808.

  Abbott determines the incremental cost for flights based on the direct cost to Abbott, including fuel costs, parking, handling and landing fees, catering, travel fees, and other miscellaneous direct costs.

  For Mr. White, the following costs associated with security are included: $178,556 / $184,473 / $300,193. Abbott determines the cost for these expenses based on its actual costs. The security is provided on the recommendation of an independent security study.

  Also included in the totals shown in the table is the cost of providing a corporate automobile less the amount reimbursed by the officer: T. C. Freyman: $17,497 / $17,862 / $10,933; E. L. Michael: $15,782; and, L. J. Schumacher: $18,802 / $21,164 / $18,509.

  For Mr. Freyman, Mr. Michael, and Ms. Schumacher the following costs associated with financial planning are included: T. C. Freyman: $10,000 / $10,000 / $0; E. L. Michael: $10,000; and, L. J. Schumacher: $10,000 / $10,000 / $10,000.

  The named officers are also eligible to participate in an executive disability benefit described on page 37.

(8)
Bonus paid to Mr. Gonzalez upon his appointment as Executive Vice President, Pharmaceutical Products Group.

2011 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards Target (#) (2) (3)	All Other Option Awards: Numbers of Securities Underlying Options (#)		Exercise or Base Price of Options Awards ($/Sh.)
								Closing Market Price on Grant Date
									Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Target ($)	Maximum ($)

M. D. White	02/18/11			209,500					$9,759,558	(6)
	02/18/11				294,700	(4)	$46.60	$46.88	1,835,981	(7)

T. C. Freyman	02/18/11			61,300					2,855,661	(6)
	02/18/11				86,300	(4)	46.60	46.88	537,649	(7)

R. A. Gonzalez	02/18/11			39,200					1,826,132	(6)
	02/18/11				55,100	(4)	46.60	46.88	343,273	(7)

E. L. Michael	02/18/11			39,200					1,826,132	(6)
	02/18/11				55,100	(4)	46.60	46.88	343,273	(7)
	11/01/11				9,151	(5)	53.87	52.76	28,460	(7)
	11/01/11				36,379	(5)	53.87	52.76	127,690	(7)

L. J. Schumacher	02/18/11			40,900					1,905,327	(6)
	02/18/11				57,500	(4)	46.60	46.88	358,225	(7)

(1)
Each of the named officers participates in the 1998 Abbott Laboratories Performance Incentive Plan, an annual, non-equity incentive plan. The annual cash incentive award earned by the named officer in 2011 under the plan is shown in the Summary Compensation Table under the column captioned "Non-Equity Incentive Plan Compensation." No future payouts will be made under the plan's 2011 annual cash incentive award. The Performance Incentive Plan is described in greater detail in the section of the proxy statement captioned, "Compensation Discussion and Analysis – How Executive Pay Decisions Are Made – Annual Bonus."

(2)
These are performance-based restricted stock awards that have a 5-year term and vest upon Abbott reaching a minimum return on equity target, with no more than one-third of the award vesting in any one year. In 2011, Abbott reached its minimum return on equity target and one-third of each of the awards made on February 18, 2011, vested on February 29, 2012. The equity targets are described in the section of the proxy statement captioned, "Compensation Discussion and Analysis – How Executive Pay Decisions Are Made – Long-Term Incentives."

(3)
In the event of a grantee's death or disability or a change in control of Abbott, as defined in Abbott Laboratories' Incentive Stock programs, these awards are deemed fully earned. Outstanding restricted shares receive dividends at the same rate as all other shareholders.

(4)
One-third of the shares covered by these options are exercisable after one year; two-thirds after two years; and all after three years. The options vest in the event of the grantee's death or disability or a change in control of Abbott. Under the Abbott Laboratories 2009 Incentive Stock Program, these options have an exercise price equal to the average of the high and low market prices (rounded-up to the next even penny) of an Abbott common share on the date of grant. These options do not contain a replacement option feature.

(5)
These are replacement options. When the exercise price of an option with a replacement feature is paid (or, in the case of a non-qualified stock option, when the option's exercise price or the withholding taxes resulting on exercise of that option are paid) with Abbott common shares held by the named officer, a replacement option may be granted for the number of shares used to make that payment. Abbott uses the closing price of an Abbott common share on the business day before the exercise to determine the number of shares required to exercise the related option and the exercise price of the replacement option. The replacement option is exercisable in full six months after the date of grant, and has a term expiring on the expiration date of the original option. Other terms and conditions of the replacement option award are the same in all material respects to those applicable to the original grant.

(6)
Abbott determines the grant date fair value of stock awards by multiplying the number of restricted shares granted by the average of the high and low market prices of an Abbott common share on the grant date.

(7)
These values were determined as of the option's grant date using a Black-Scholes stock option valuation model. The model uses the assumptions described in Note 8, entitled "Incentive Stock Program" of Abbott's Notes to Consolidated Financial Statements included under Item 8, "Financial Statements and Supplemental Data" in Abbott's 2011 Annual Report on Securities and Exchange Commission Form 10-K. The assumptions for replacement options are described in footnote 3 to the Summary Compensation table on pages 23 and 24.

2011 Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards held by the named officers at year-end.

	Option Awards (1)					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

M. D. White								76,666(2)	$ 4,310,929

								133,333(2)	7,497,315

								209,500(2)	11,780,185

	440,800			46.3400	2/17/15

	438,000			44.1600	2/16/16

	70,956			47.1000	2/13/13

	262,464			52.5500	2/13/13

	550,000			52.5400	2/15/17

	1,890			53.6000	2/13/13

	346,704			53.6000	2/19/14

	530,000			55.5600	2/14/18

	178,002			59.0300	2/13/13

	216,667	108,333(2)		54.1400	2/19/19

	98,334	196,666(2)		54.5000	2/18/20

		294,700(2)		46.6000	2/17/21

See footnotes on page 32.

	Option Awards (1)					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

T. C. Freyman						32,000(2)	$1,799,360

								25,400(2)	$ 1,428,242

								39,600(2)	2,226,708

								61,300(2)	3,446,899

	63,800			46.3400	2/17/15

	83,000			44.1600	2/16/16

	26,572			52.5500	2/13/13

	33,180			52.5500	2/19/14

	112,000			52.5400	2/15/17

	16,384			54.3000	2/19/14

	25,701			54.6700	2/13/13

	25,602			58.9000	2/13/13

	127,500			55.5600	2/14/18

	72,134	36,066(2)		54.1400	2/19/19

	29,034	58,066(2)		54.5000	2/18/20

		86,300(2)		46.6000	2/17/21

See footnotes on page 32.

	Option Awards (1)					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

R. A. Gonzalez						16,666(2)	$ 937,129

						26,666(2)	1,499,429

								39,200(2)	$2,204,216

	302,000			52.5400	2/15/17

	219,192			52.3900	2/13/13

		55,100(2)		46.6000	2/17/21

See footnotes on page 32.

	Option Awards (1)					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

E. L. Michael						32,000(2)	$1,799,360

								15,266(2)	$ 858,407

								21,333(2)	1,199,555

								39,200(2)	2,204,216

	53,201			53.6250	2/14/12

	46,400			46.3400	2/17/15

	57,000			44.1600	2/16/16

	83,000			52.5400	2/15/17

	22,000			50.5200	7/29/17

	93,400			55.5600	2/14/18

	43,267	21,633(2)		54.1400	2/19/19

	15,634	31,266(2)		54.5000	2/18/20

	41,593			50.9200	2/13/13

		55,100(2)		46.6000	2/17/21

		9,151(2)		53.8700	7/14/13

		36,379(2)		53.8700	2/19/14

See footnotes on page 32.

	Option Awards (1)					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

L. J. Schumacher						32,000(2)	$1,799,360

								15,266(2)	$ 858,407

								26,400(2)	1,484,472

								40,900(2)	2,299,807

	63,800			46.3400	2/17/15

	6,885			49.0800	2/13/13

	83,000			44.1600	2/16/16

	112,000			52.5400	2/15/17

	312			50.0300	2/12/13

	12,114			50.0300	8/31/13

	1,742			58.1600	2/13/13

	1,731			58.1600	2/19/14

	110,500			55.5600	2/14/18

	9,042			55.6600	2/19/14

	11,591			52.7400	2/19/14

	1,086			59.0100	2/13/13

	43,267	21,633(2)		54.1400	2/19/19

	19,334	38,666(2)		54.5000	2/18/20

		57,500(2)		46.6000	2/17/21

See footnotes on page 32.

2011 Outstanding Equity Awards at Fiscal Year-End

Footnotes to Outstanding Equity Awards table:

(1)
Except as noted, these options are fully vested.

(2)
The vesting dates of outstanding unexercisable stock options and unvested restricted stock awards at December 31, 2011 are as follows:

	Option Awards				Stock Awards

Name	Number of Unexercised Shares Remaining from Original Grant	Number of Option Shares Vesting – Date Vested 2012	Number of Option Shares Vesting – Date Vested 2013	Number of Option Shares Vesting – Date Vested 2014	Number of Restricted Shares	Number of Restricted Shares Vesting – Date Vested 2012		Number of Restricted Shares Vesting – Date Vested 2013	Number of Restricted Shares Vesting – Date Vested 2014

M. D. White	108,333	108,333 – 2/20			76,666		(a)

	196,666	98,333 – 2/19	98,333 – 2/19		133,333		(b)

	294,700	98,234 – 2/18	98,233 – 2/18	98,233 – 2/18	209,500		(c)

T. C. Freyman	36,066	36,066 – 2/20			32,000			32,000 – 2/19

	58,066	29,033 – 2/19	29,033 – 2/19		25,400		(a)

	86,300	28,767 – 2/18	28,766 – 2/18	28,767 – 2/18	39,600		(b)

					61,300		(c)

R. A. Gonzalez	55,100	18,367 – 2/18	18,366 – 2/18	18,367 – 2/18	16,666	16,666 – 4/06

					26,666	13,333 – 2/19		13,333 – 2/19

					39,200		(c)

E. L. Michael	21,633	21,633 – 2/20			32,000			32,000 – 2/19

	31,266	15,633 – 2/19	15,633 – 2/19		15,266		(a)

	55,100	18,367 – 2/18	18,366 – 2/18	18,367 – 2/18	21,333		(b)

	9,151	9,151 – 5/02			39,200		(c)

	36,379	36,379 – 5/02

L. J. Schumacher	21,633	21,633 – 2/20			32,000			32,000 – 2/19

	38,666	19,333 – 2/19	19,333 – 2/19		15,266		(a)

	57,500	19,167 – 2/18	19,166 – 2/18	19,167 – 2/18	26,400		(b)

					40,900		(c)

(a)
These are the restricted shares that remained outstanding and unvested on December 31, 2011, from an award made on February 20, 2009. The award has a 5-year term, with no more than one-third of the original award vesting in any one year upon Abbott reaching a minimum return on equity target, measured at the end of the relevant year. In 2011, Abbott reached its minimum return on equity target and these shares vested on February 29, 2012.

(b)
These are the restricted shares that remained outstanding and unvested on December 31, 2011, from an award made on February 19, 2010. The award has a 5-year term with no more than one-third of the original award vesting in any one year upon Abbott reaching a minimum equity target, measured at the end of the relevant year. In 2011, Abbott reached its minimum return on equity target and one-half of the unvested shares vested on February 29, 2012.

(c)
These are the restricted shares that remained outstanding and unvested on December 31, 2011, from an award made on February 18, 2011. The award has a 5-year term, with no more than one-third of the original award vesting in any one year upon Abbott reaching a minimum return on equity target, measured at the end of the relevant year. In 2011, Abbott reached its minimum return on equity target and one third of these shares vested on February 29, 2012.

2011 Option Exercises and Stock Vested

The following table summarizes for each named officer the number of shares the officer acquired on the exercise of stock options and the number of shares the officer acquired on the vesting of stock awards in 2011:

	Option Awards		Stock Awards

Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)

M. D. White	675,674	$1,204,131	188,332	$8,972,136

T. C. Freyman	95,764	118,268	55,666	2,651,928

R. A. Gonzalez	0	0	94,001	4,959,081

E. L. Michael	53,201	683,411	33,600	1,600,704

L. J. Schumacher	14,363	14,068	37,533	1,788,072

Pension Benefits

The named officers participate in two Abbott-sponsored defined benefit pension plans: the Abbott Laboratories Annuity Retirement Plan, a tax-qualified pension plan; and the Abbott Laboratories Supplemental Pension Plan, a non-qualified supplemental pension plan. The Supplemental Pension Plan also includes a benefit feature Abbott uses to attract officers who are at the mid-point of their career. This feature provides an additional benefit to officers who are mid-career hires that is less valuable to officers who have spent most of their career at Abbott. Except as provided in Abbott's change in control agreements, Abbott does not have a policy granting extra years of credited service under the plans. These change in control agreements are described on pages 37 and 38.

The compensation considered in determining the pensions payable to the named officers is the compensation shown in the "Salary" and "Non-Equity Incentive Plan Compensation" columns of the Summary Compensation Table on page 23.

Annuity Retirement Plan

The Annuity Retirement Plan covers most employees in the United States, age 21 or older, and provides participants with a life annuity benefit at normal retirement equal to A plus the greater of B or C below.

A.
1.10% of 5-year final average earnings multiplied by years of benefit service after 2003.

B.
1.65% of 5-year final average earnings multiplied by years of benefit service prior to 2004 (up to 20); plus 1.50% of 5-year final average earnings multiplied by years of benefit service prior to 2004 in excess of 20 (but no more than 15 additional years); less

  0.50% of the lesser of 3-year final average earnings (but not more than the social security wage base in any year) or the social security covered compensation level multiplied by years of benefit service.

C.
1.10% of 5-year final average earnings multiplied by years of benefit service prior to 2004.

The benefit for service prior to 2004 (B or C above) is reduced for the cost of preretirement surviving spouse benefit protection. The reduction is calculated using formulas based on age and employment status during the period in which coverage was in effect.

Final average earnings are the average of the employee's 60 highest-paid consecutive calendar months of compensation (salary and non-equity incentive plan compensation). The Annuity Retirement Plan covers earnings up to the limit imposed by Internal Revenue Code Section 401(a)(17) and provides for a maximum of 35 years of benefit service.

Participants become fully vested in their pension benefit upon the completion of five years of service. The benefit is payable on an unreduced basis at age 65. Employees hired after 2003 who terminate prior to age 55 with at least 10 years of service may choose to commence their benefits on an actuarially reduced basis as early as age 55. Employees hired prior to 2004 who terminate prior to age 50 with at least 10 years of service may choose to commence their benefits on an actuarially reduced basis as early as age 50. Employees hired prior to 2004 who terminate prior to age 50 with less than 10 years of service may choose to commence their benefits on an actuarially reduced basis as early as age 55.

The Annuity Retirement Plan offers several optional forms of payment, including certain and life annuities, joint and survivor annuities, and level income annuities. The benefit paid under any of these options is actuarially equivalent to the life annuity benefit produced by the formula described above.

Employees who retire from Abbott prior to their normal retirement age may receive subsidized early retirement benefits. Employees hired after 2003 are eligible for early retirement at age 55 with 10 years of service. Employees hired prior to 2004 are eligible for early retirement at age 50 with 10 years of service or age 55 if the employee's age plus years of benefit service total 70 or more. Messrs. White, Freyman, and Michael are eligible for early retirement benefits under the plan.

The subsidized early retirement reductions applied to the benefit payable for service after 2003 (A above) depend upon the participant's age at retirement. If the participant retires after reaching age 55, the benefit is reduced 5 percent per year for each year that payments are made before age 62. If the participant retires after reaching age 50 but prior to reaching age 55, the benefit is actuarially reduced from age 65.

The early retirement reductions applied to the benefit payable for service prior to 2004 (B and C above) depend upon age and service at retirement:

•
In general, the 5-year final average earnings portions of the benefit are reduced 3 percent per year for each year that payments are made before age 62 and the 3-year final average earnings portion of the benefit is reduced 5 percent per year for each year that payments are made before age 62.

•
Employees who participated in the plan before age 36 may elect "Special Retirement" on the last day of any month after reaching age 55 with age plus Seniority Service points of at least 94 or "Early Special Retirement" on the last day of any month after reaching age 55, provided their age plus Seniority Service points would reach at least 94 before age 65. Seniority Service includes periods of employment prior to attaining the minimum age required to participate in the plan. If Special Retirement or Early Special Retirement applies, Seniority Service is used in place of benefit service in the formulas. The 5-year final average earnings portions of the benefit in B above are reduced 1 2/3 percent for each year between ages 59 and 62 plus 2 1/2 percent for each year between ages 55 and 59. The 3-year final average earnings portion of the benefit is reduced 5 percent per year for each year that payments are made before age 62. Benefit C is payable on an unreduced basis at Special Retirement and is reduced 3 percent per year for each year that payments are made before age 62, if Early Special Retirement applies.

Supplemental Pension Plan

With the following exceptions, the provisions of the Supplemental Pension Plan are substantially the same as those of the Annuity Retirement Plan:

•
Officers' 5-year final average earnings are calculated using the average of the 5 highest years of base earnings and the 5 highest years of payments under Abbott's non-equity incentive plans.

•
The Annuity Retirement Plan does not include amounts deferred or payments received under the Abbott Laboratories Deferred Compensation Plan in its calculation of a participant's final average earnings. To preserve the pension benefits of Deferred Compensation Plan participants, the Supplemental Pension Plan includes amounts deferred by a participant under the Deferred Compensation Plan in its calculation of final average earnings. Beginning in the year following their election as an officer, Abbott officers are no longer eligible to defer compensation under the Deferred Compensation Plan.

•
In addition to the benefits outlined above for the Annuity Retirement Plan, officers are eligible for a benefit equal to 0.6% of 5-year final average earnings for each year of service for each of the first 20 years of service occurring after the participant attains age 35. The benefit is further limited by the maximum percentage allowed under the Annuity Retirement Plan under that plan's benefit formulas (A, B and C above). The portion of this additional officer benefit attributable to service prior to 2004 is reduced 3 percent per year for each year that payments are made before age 60. The portion attributable to service after 2003 is reduced 5 percent per year for each year that payments are made before age 60 if the participant is at least age 55 at early retirement. If the participant is under age 55 at retirement, the portion attributable to service after 2003 is actuarially reduced from age 65.

•
The Supplemental Pension Plan provides early retirement benefits similar to those provided under the Annuity Retirement Plan. The benefits provided to officers under the Supplemental Pension Plan are not, however, reduced for the period between age 60 and age 62, unless the benefit is being actuarially reduced from age 65. Messrs. White, Freyman, and Michael are eligible for early retirement benefits under the plan.

•
Vested plan benefits accrued under the Supplemental Pension Plan may be funded through a grantor trust established by the officer. Consistent with the distribution requirements of Internal Revenue Code Section 409A and its regulations, those officers who were elected prior to 2009 may have the entire amount of their vested plan benefits funded through a grantor trust. Officers elected after 2008 may only have the vested plan benefits that accrue following the calendar year in which the officer is first elected funded through a grantor trust. Vested plan benefits accrued through December 31, 2008, to the extent not previously funded, were distributed to the participants' individual trusts and included in the participants' income.

Benefits payable under the Supplemental Pension Plan are offset by the benefits payable from the Annuity Retirement Plan, calculated as if benefits under the plans commenced at the same time. The amounts paid to an officer's Supplemental Pension Plan grantor trust to fund plan benefits are actuarially determined. The plan is designed to result in Abbott paying the officer's Supplemental Pension Plan benefits to the extent assets held in the officer's trust are insufficient.

Pension Benefits

Name	Plan Name	Number Of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)

M. D. White	Abbott Laboratories Annuity Retirement Plan	27	$801,714	$0

	Abbott Laboratories Supplemental Pension Plan	27	30,238,758	2,884,612	(2)

T. C. Freyman	Abbott Laboratories Annuity Retirement Plan	32	996,567	0

	Abbott Laboratories Supplemental Pension Plan	32	11,127,118	691,158	(2)

R. A. Gonzalez(3)	Abbott Laboratories Annuity Retirement Plan	27	737,647	60,389

	Abbott Laboratories Supplemental Pension Plan	27	10,779,349	0

E. L. Michael	Abbott Laboratories Annuity Retirement Plan	25	672,204	0

	Abbott Laboratories Supplemental Pension Plan	25	4,654,253	539,833	(2)

L. J. Schumacher	Abbott Laboratories Annuity Retirement Plan	21	310,089	0

	Abbott Laboratories Supplemental Pension Plan	21	3,052,749	192,567	(2)

(1)
Abbott calculates these present values using: (i) a 5.18% discount rate, the same discount rate it uses for Financial Accounting Standards Board ASC Topic 715 calculations for financial reporting purposes; and (ii) each plan's unreduced retirement age, which is age 62 under the Abbott Laboratories Annuity Retirement Plan and age 60 under the Abbott Laboratories Supplemental Pension Plan for those officers who are eligible for early retirement benefits and is age 65 under both plans for other officers. The present values shown in the table reflect postretirement mortality, based on the Financial Accounting Standards Board ASC Topic 715 assumption (the RP2000 Combined Healthy table), but do not include a factor for preretirement termination, mortality, or disability.

(2)
Consistent with the distribution requirements of Internal Revenue Code Section 409A and its regulations, vested Supplemental Pension Plan benefits, to the extent not previously funded, were distributed to the participants' individual grantor trusts and included in the participants' income. Amounts held in the officer's individual trust are expected to offset Abbott's obligations to the officer under the plan. During 2011, the amounts shown, less applicable tax withholdings, were deposited in such individual trusts established by the named officers.

(3)
Mr. Gonzalez is not accruing any further benefits under these plans. Mr. Gonzalez retired from Abbott in 2007 and began receiving payments from the Abbott Laboratories Annuity Retirement Plan and distributions from his Abbott Laboratories Supplemental Pension Plan grantor trust. When he returned to work at Abbott in 2009, these payments and distributions continued. Grantor trusts are described in greater detail in footnote (2) and in the section of the proxy statement captioned, "Compensation Discussion and Analysis—Goal Performance and 2011 Compensation Decisions—Retirement Benefits".

Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination – Generally

Abbott does not have employment agreements with its named officers.

The following summarizes the payments that the named officers would have received if their employment had terminated on December 31, 2011. Earnings, fees, and tax payments would have continued to be paid for the named officer's Performance Incentive Plan, Management Incentive Plan, and Supplemental 401(k) Plan grantor trusts, until the trust assets were fully distributed and fees would have continued to be paid for the named officer's Supplemental Pension Plan grantor trust, until its assets were fully distributed. The amount of these payments would depend on the period over which the trusts' assets were distributed, tax rates, and the trusts' earnings and fees. If the trusts' assets were distributed over a ten-year period and based on current tax rates, earnings, and fees, the named officers would receive the following average annual payments over such ten-year period: M. D. White, $775,652; T. C. Freyman, $109,902; E. L. Michael, $210,154; and, L. J. Schumacher, $246,033. Pursuant to an election made at the time of his retirement in 2007, Mr. Gonzalez's trust assets began to be distributed over a 35-year period when he retired. Based on current tax rates, earnings and fees, and assuming the distributions continue during the remaining 31 years of the distribution period, he will receive an average annual payment of $270,963 over the distribution period. In addition, the following one-time deposits would have been made under the Abbott Laboratories Supplemental Pension Plan for each of the following named officers, respectively, M. D. White, $2,617,305; T. C. Freyman, $801,124; E. L. Michael, $937,420; and, L. J. Schumacher, $375,242. As Messrs. White, Freyman, and Michael are eligible to retire, each of them would be eligible to begin to receive the pension benefits described on pages 34 to 35. If the termination of employment was due to disability, then the following named officers also would have received, in addition to Abbott's standard disability benefits, a monthly long-term disability benefit in the amount of $175,000 for M. D. White; $52,917 for T. C. Freyman; $31,250 for E. L. Michael; and $49,167 for L. J. Schumacher. This long-term disability benefit would continue for up to 18 months following termination of employment. It ends if the officer retires, recovers, dies or ceases to meet eligibility criteria.

In addition, if the named officer's employment had terminated due to death or disability, the officer's unvested stock options and restricted shares would have vested on December 31, 2011 with values as set forth below in the section captioned, "Accelerated Vesting of Equity Awards."

Potential Payments Upon Change in Control

Messrs. White, Freyman, and Gonzalez do not have change in control agreements with Abbott.

Abbott has change in control arrangements with key members of its management team, in the form of change in control agreements for Abbott officers and a change in control plan for certain other management personnel. Abbott is not currently granting change in control agreements to new officers. Additionally, the proposed separation of Abbott into two companies, as contemplated by the announcement on October 19, 2011, is not deemed a change in control under the agreements. The agreements with Mr. Michael and Ms. Schumacher are described below.

The agreements with Mr. Michael and Ms. Schumacher continue in effect until December 31, 2014, and at the end of each year will automatically be extended through the third year thereafter unless Abbott notifies the officer that the agreement will not be extended. The agreements also automatically extend for two years following any change in control (see below) that occurs while they are in effect.

The agreements provide that if the officer is terminated other than for cause or permanent disability or if the officer elects to terminate employment for good reason (see below) or within two years following a change in control of Abbott (including termination by the officer for any reason during the thirty-day window period which begins six months after the date of a change in control), the officer is entitled to receive a lump sum payment equal to three times the officer's annual salary and annual incentive ("bonus") award (assuming for this purpose that all target performance goals have been achieved or, if higher, based on the average bonus for the last three years), plus any unpaid bonus owing for any completed performance period and the pro rata bonus for any current bonus period (based on the highest of the bonus assuming achievement of target performance, the average bonus for the past three years, or in the case of the unpaid bonus for any completed performance period, the actual bonus earned). If the officer is terminated other than for cause or permanent disability or if the officer elects to terminate employment for good reason during a potential change in control (see below), the officer is entitled to receive a lump sum payment of the annual salary and bonus payments described above, except that the amount of the bonus to which the officer is entitled will be based on the actual achievement of the applicable performance goals. If the potential change in control becomes a "change in control event" (within the meaning of Section 409A of the Internal Revenue Code), the officer will be entitled to receive the difference between the bonus amounts the officer received upon termination during the potential change in control and the bonus amounts that would have been received had such amounts instead been based on the higher of the officer's target bonus or the average bonus paid to the officer in the preceding three years.

Bonus payments include payments made under the Performance Incentive Plan. The officer will also receive up to three years of additional employee benefits (including welfare benefits; three years of outplacement services and tax and financial counseling; and the value of three more years of pension accruals), and payment of any excise taxes imposed under Section 4999 of the Internal Revenue Code and other related taxes for which the officer is responsible as a result of receiving payments and benefits in connection with a change in control. The agreements also limit the conduct for which awards under Abbott's incentive stock programs can be terminated and generally permit options to remain exercisable for the remainder of their term. Independent compensation consultants confirm that the level of payments provided under the agreements is consistent with current market practice.

For purposes of the agreements, the term "change in control" includes the following events: any person becoming the beneficial owner of Abbott securities representing twenty percent or more of the outstanding voting power (not including an acquisition directly from Abbott and its affiliates); a change in the majority of the members of the board of directors whose appointment was approved by a vote of at least two-thirds of the incumbent directors; and the consummation of certain mergers or similar corporate transactions involving Abbott. A "potential change in control" under the agreements includes, among other things, Abbott's entry into an agreement that would result in a change in control. Finally, the term "good reason" includes: a significant adverse change in the executive's position, duties, or authority; the company's failure to pay the executive's compensation or a reduction in the executive's base pay or benefits; or the relocation of the company's principal executive offices to a location that is more than thirty-five miles from the location of the offices at the time of the change in control.

If a change in control had occurred on December 31, 2011, immediately followed by one of the covered circumstances described above, no excise taxes would have been owed by either Mr. Michael or Ms. Schumacher. They would have been entitled to receive the following payments and benefits under the change in control agreements:

•
Mr. Michael: Cash termination payments – $4,903,200; Additional Supplemental Pension Plan benefits – $2,737,046; Welfare and fringe benefits – $93,884.

•
Ms. Schumacher: Cash termination payments – $7,202,500; Additional Supplemental Pension Plan benefits – $758,813; Welfare and fringe benefits – $94,245.

Accelerated Vesting of Equity Awards

Under the Abbott Laboratories' Incentive Stock Programs, upon a change in control, all outstanding stock options, restricted stock and restricted stock units vest, including performance-based restricted shares, which are deemed earned in full. These Programs, which were approved by Abbott's shareholders, cover approximately 14,000 participants, including a broad group of management and professional staff. If a change in control had occurred on December 31, 2011:

•
Mr. White would have vested (1) in an aggregate of 599,699 unvested stock options with a value of $3,404,609, and (2) in an aggregate of 419,499 restricted shares with a value equal to $23,588,429.

•
Mr. Freyman would have vested (1) in an aggregate of 180,432 unvested stock options with a value of $1,006,901, and (2) in an aggregate of 158,300 restricted shares with a value equal to $8,901,209.

•
Mr. Gonzalez would have vested (1) in an aggregate of 55,100 unvested stock options with a value of $530,613, and (2) in an aggregate of 82,532 restricted shares with a value equal to $4,640,774.

•
Mr. Michael would have vested (1) in an aggregate of 153,529 unvested stock options with a value of $737,367, and (2) in an aggregate of 107,799 restricted shares with a value equal to $6,061,538.

•
Ms. Schumacher would have vested (1) in an aggregate of 117,799 unvested stock options with a value of $665,830, and (2) in an aggregate 114,566 restricted shares with a value equal to $6,442,046.

The value of stock options shown is based on the excess of the closing price of an Abbott common share on December 31, 2011 over the exercise price of such options, multiplied by the number of unvested stock options held by the named officer. The value of restricted shares shown is determined by multiplying the number of restricted shares that would vest as of December 31, 2011 and the closing price of an Abbott common share on December 31, 2011.

Approval Process for Related Person Transactions

It is Abbott's policy that the nominations and governance committee review, approve, or ratify any transaction in which Abbott participates and in which any related person has a direct or indirect material interest if such transaction involves or is expected to involve payments of $120,000 or more in the aggregate per fiscal year. Related person transactions requiring review by the nominations and governance committee pursuant to this policy are identified in:

•
questionnaires annually distributed to Abbott's directors and officers;

•
certifications submitted annually by Abbott officers related to their compliance with Abbott's Code of Business Conduct; or

•
communications made directly by the related person to the chief financial officer or general counsel.

In determining whether to approve or ratify a related person transaction, the nominations and governance committee will consider the following items, among others:

•
the related person's relationship to Abbott and interest in the transaction;

•
the material facts of the transaction, including the aggregate value of such transaction or, in the case of indebtedness, the amount of principal involved;

•
the benefits to Abbott of the transaction;

•
if applicable, the availability of other sources of comparable products or services;

•
an assessment of whether the transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally;

•
whether a transaction has the potential to impair director independence; and

•
whether the transaction constitutes a conflict of interest.

This process is included in the nominations and governance committee's written charter, which is available on the corporate governance section of Abbott's investor relations Web site (www.abbottinvestor.com). Abbott did not have any related person transactions in 2011 requiring nominations and governance committee approval under this policy.

Ratification of Deloitte & Touche LLP as Auditors (Item 2 on Proxy Card)

Abbott's By-Laws provide that the audit committee shall appoint annually a firm of independent registered public accountants to serve as auditors. In October 2011, the audit committee appointed Deloitte & Touche LLP to act as auditors for 2012. Deloitte & Touche LLP has served as Abbott's auditors since 2002.

Although the audit committee has sole authority to appoint auditors, it would like to know the opinion of the shareholders regarding its appointment of Deloitte & Touche LLP as auditors for 2012. For this reason, shareholders are being asked to ratify this appointment. If the shareholders do not ratify the appointment of Deloitte & Touche LLP as auditors for 2012, the audit committee will take that fact into consideration, but may, nevertheless, continue to retain Deloitte & Touche LLP.

The board of directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as auditors for 2012.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

Audit Fees and Non-Audit Fees

The following table presents fees for professional audit services by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, Limited, and their respective affiliates (the "Deloitte Entities") for the audit of Abbott's annual financial statements for the years ended December 31, 2011 and December 31, 2010, and fees billed for other services rendered by the Deloitte Entities during these periods.

	2011	2010
Audit fees: (1)	$17,472,000	$18,375,000
Audit related fees: (2)	956,000	58,000
Tax fees: (3)	737,000	615,000
All other fees: (4)	357,000	0

Total	$19,522,000	$19,048,000
(1)
The Deloitte Entities billed or will bill Abbott for professional services rendered for the audit of Abbott's annual financial statements, the review of Abbott's financial statements included in Abbott's quarterly reports, and the audits of Abbott's internal control over financial reporting, statutory and subsidiary audits, the review of documents filed with the Securities and Exchange Commission, and certain accounting consultations in connection with the audits.

(2)
Audit related fees include: accounting consultations and audits in connection with proposed acquisitions and divestitures, and audits of certain employee benefit plans' financial statements.

(3)
Tax fees consist principally of professional services rendered by the Deloitte Entities for tax compliance and tax planning and advice including assistance with tax audits and appeals, and tax advice related to mergers and acquisitions.

(4)
All other fees in 2011 primarily represent consulting services for an information technology project engagement Abbott entered with a firm before that firm's acquisition by a Deloitte Entity in 2011.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Auditor

The audit committee has established policies and procedures to pre-approve all audit and permissible non-audit services performed by the Deloitte Entities.

Prior to engagement of the independent registered public accounting firm for the next year's audit, management will submit a schedule of all proposed services expected to be rendered during that year for each of four categories of services to the audit committee for approval.

Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the audit committee at its next scheduled meeting.

Report of the Audit Committee

Management is responsible for Abbott's internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee reviews these processes on behalf of the Board of Directors. In this context, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2011 Annual Report on Form 10-K with Abbott's management and its independent registered public accounting firm.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed pursuant to Auditing Standards Section AU 380 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm's independence. The Audit Committee has also considered whether the provision of the services described on page 40 under the caption "Audit Fees and Non-Audit Fees" is compatible with maintaining the independence of the independent registered public accounting firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Abbott's Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission.

Audit Committee

R. S. Austin, Chair, E. M. Liddy, S. C. Scott III, and
G. F. Tilton

Say on Pay – An Advisory Vote on the Approval of Executive Compensation (Item 3 on Proxy Card)

Shareholders are being asked to approve the compensation of Abbott's named officers, as disclosed under Securities and Exchange Commission rules, including the compensation discussion and analysis, the compensation tables and related material included in this proxy statement.

Total returns for Abbott in 2011 were 21.8 percent, over 2.5 times greater than the Dow Jones Industrial Average return of 8.3 percent, and over ten times higher than the S&P 500 return of 2.1 percent. Abbott achieved the company's 2011 financial and strategic goals in all material aspects, and has consistently delivered sales and earnings growth amongst the best of its health care peers over each of the last five years.

In terms of long-term performance the Company has delivered shareholders a total return of 34.4 percent over the last five years, significantly outperforming the Dow Jones Industrial Average, with a return of 12.4 percent, and the Standard & Poor's 500 Index, which declined 1.2 percent for that period. Given the company's strong operational results and shareholder return, the Compensation Committee concluded the compensation reported herein was earned and appropriate. CEO compensation decreased 6.1 percent in total. Total compensation for the other named officers was down 21.5 percent (note, this does not include Mr. Michael, who was not a named officer in 2010). In 2011, Abbott named officers received no base salary increase.

The specific details of Abbott's executive compensation program and compensation paid to the named officers are described on pages 13 through 38 of this proxy statement.

The independent Compensation Committee of the Board, with the counsel of its independent consultant, has thoroughly examined Abbott's programs, the company's performance related to our industry and high-performing peer group and market factors. The committee determined the specific pay decisions for the named officers are appropriate given the company's performance, the executives' contributions, and our shareholders' interests.

While this vote is advisory and non-binding, the board of directors and Compensation Committee value the opinion of the shareholders and will review the voting results, and take into account the results when future compensation decisions are made.

Accordingly, the Board of Directors recommends that you vote FOR the approval of the named officers' compensation.

Shareholder Proposals

Seven shareholder proposals have been received. Abbott is advised that the proposals will be presented for action at the Annual Meeting. The proposed resolutions and the statements made in support thereof, as well as the board of directors' statements in opposition to these proposals, are presented on the following pages.

The Board of Directors recommends that you vote AGAINST the proposals.

Shareholder Proposal on Transparency in Animal Research (Item 4 on Proxy Card)

Andrew P. Rodriguez, P.O. Box 3227, Daly City, CA 94015, has informed Abbott that he intends to present the following proposal at the meeting and that he owns 846 Abbott common shares.

RESOLVED, to promote transparency and minimize the use of animals, the Board should issue an annual report to shareholders disclosing procedures to ensure proper animal care in-house and at contract laboratories, specifics on how our Company uses animals, and plans to promote alternatives to animal use.

Proponent's Statement in Support of Shareholder Proposal

In the last three years, our Company used more than 8,000 animals in-house. This number includes more than 4,000 dogs and almost 500 primates. More than 3,300 animals were used in painful experiments. This number does not include animals used in Abbott experiments at contract laboratories, nor does it include vast numbers of additional animals who are not required to be counted but who are used most commonly in animal experiments.

Our Company posts a number of public policies on its website1, including goals for environmental protection2 and animal welfare3. The environmental protection policy includes precise air, water, waste, energy, combustion, and even accident and injury rate data. In contrast, the animal welfare policy provides no similar metrics.

Despite touting the virtues of reducing animal use, our Company's published animal welfare policy provides no specifics such as trends in animal use or information on the success/failure of animal reduction and replacement measures. Other international companies, such as Novo Nordisk4, disclose animal use numbers and publicize their efforts to incorporate replacement methods.

Our Company develops pharmaceuticals for humans and has a responsibility to use the most scientifically rigorous, human-relevant and humane methods available. Animals used in laboratory experiments experience pain, fear, and stress. They spend their lives in unnatural settings, caged and deprived of companionship, and subjected to painful experiments. Undercover investigations of other accredited institutions have exposed atrocities; filmed footage shows animals being beaten and otherwise tormented and abused5.

Given that 92% of drugs deemed safe and effective when tested on animals fail in human clinical trials and that, of the remaining 8%, half are later relabeled or withdrawn due to unanticipated, severe adverse effects, there is also a clear scientific imperative for improving how our Company's products are tested6.

Our Company must incorporate recommendations from the National Academy of Sciences to use recent scientific advances to "transform toxicity testing from a system based on whole-animal testing to one founded primarily on in vitro methods7." These approaches will improve efficiency, reduce costs, increase speed and predictivity to humans, and reduce animal use and suffering.

Given the above, our Company should disclose its use of animals, procedures to ensure the welfare of those animals, and concretely outline the implementation of alternatives that will safely and effectively address human health risks. We urge shareholders to vote in favor of this socially and ethically important proposal.

1 http://www.abbott.com/citizenship/priorities/safeguard.htm

2 http://www.abbott.com/citizenship/key-metrics/environmental.htm

3 http://www.abbott.com/citizenship/priorities/innovate/animal-welfare.htm

4 http://www.novonordisk.com/science/bioethics/animal_ethics.asp

5 No undercover investigation has been undertaken at an Abbott facility, but atrocities were documented in a contract laboratory used by Abbott (www.covancecruelty.com) and in one used by other major pharmaceutical companies (http://www.peta.org/features/professional-laboratory-and-research-services.aspx)

6 FDA Commissioner: http://www.fda.gov/oc/speeches/2006/fdateleconference0112.html

7 Toxicity Testing in the 21st Century: A Vision and a Strategy (NRC 2007)

Board of Directors' Statement in Opposition to the Shareholder Proposal on Transparency in Animal Research (Item 4 on Proxy Card)

Abbott adheres to the highest scientific standards, regulatory mandates and ethics regarding animal care and treatment. It also provides detailed disclosures of the policies and procedures it has adopted to promote animal welfare in its testing and research programs. As a result, Abbott believes the annual report requested by this proposal is unlikely to provide meaningful additional information to shareholders and would represent an unnecessary and duplicative expense. Abbott's programs relating to the treatment of animals are designed to address the psychological, social and behavioral needs of animals and are based upon the U.S. Department of Agriculture (USDA) animal welfare regulations and the principles of the National Research Council's Guide for the Care and Use of Laboratory Animals. All Abbott animal care protocols meet or exceed applicable regulations and guidelines relevant to the welfare of research animals.

Abbott provides internal oversight of its animal welfare and use through Institutional Animal Care and Use Committees (IACUCs), laboratory animal veterinarians, certified veterinary technicians and animal care staff, and animal welfare officers. Its animal welfare program is led by Abbott's associate director of animal welfare and compliance, who is a doctor of veterinary medicine.

Along with these internal standards, Abbott's animal welfare programs have been accredited and certified by a wide range of external agencies. For example, Abbott is accredited by the Association for Assessment and Accreditation of Laboratory Animal

Care International (AAALAC), which is widely considered the best mechanism for obtaining independent, expert validation that an organization is meeting high standards of animal care and use. AAALAC has conducted periodic site assessments since the mid-1970s to review Abbott's animal use and care programs.

Abbott's animal welfare policies are outlined on its corporate Web site at http://www.abbott.com/citizenship/priorities/innovate/animal-welfare.htm. Additionally, Abbott is required to file an annual report on animal pain and distress with the USDA, and this report is available to the general public.

Abbott seeks to minimize the use of animal testing. Abbott utilizes alternatives to animal testing wherever feasible and permitted by law. However, Abbott has both legal and ethical obligations to ensure the safety and efficacy of its medicines and medical products, and as a result, animal testing will continue to be a necessary component of Abbott's research program. Animal testing is critically important in advancing health care research and makes it possible to determine the ultimate efficacy and safety of many of the medicines that are improving and saving the lives of millions of patients today.

In light of Abbott's extensive reporting and other disclosures about its animal testing policies and programs, and its well-established commitment to caring humanely and responsibly for its laboratory animals, Abbott believes the annual report requested by the proponents would create an unnecessary, duplicative expense that is not in the best interests of Abbott's shareholders.

The Board of Directors recommends that you vote AGAINST the proposal.

Shareholder Proposal on Lobbying Disclosure (Item 5 on Proxy Card)

The AFSCME Employees Pension Plan, 1625 L Street, NW, Washington, DC 20036, and two other proponents have informed Abbott that they intend to present the following proposal at the meeting. Abbott will provide the proponents' names and addresses to any shareholder who requests that information and, if provided by a proponent to Abbott, the number of Abbott common shares held by that proponent.

Whereas, corporate lobbying exposes our company to risks that could impact the company's stated goals objectives and ultimately shareholder value, and

Whereas, we rely on the information provided by our company to evaluate goals and objectives, and we, therefore, have a strong interest in full disclosure of our company's lobbying to assess whether our company's lobbying is consistent with its expressed goals and in the best interests of shareholders and long-term value.

Resolved, the shareholders of Abbott Laboratories ("Abbott") request the Board authorize the preparation of a report, updated annually, disclosing:

1.
Company policy and procedures governing the lobbying of legislators and regulators, including that done on our company's behalf by trade associations. The disclosure should include both direct and indirect lobbying and grassroots lobbying communications.

2.
A listing of payments (both direct and indirect, including payments to trade associations) used for direct lobbying as well as grassroots lobbying communications, including the amount of the payment and the recipient.

3.
Membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.
Description of the decision making process and oversight by the management and Board for

a.
direct and indirect lobbying contribution or expenditure; and

b.
payment for grassroots lobbying expenditure.

For purposes of this proposal, a "grassroots lobbying communication" is a communication directed to the general public that (a) refers to specific legislation, (b) reflects a view on the legislation and (c) encourages the recipient of the communication to take action with respect to the legislation.

Both "direct and indirect lobbying" and "grassroots lobbying communication" include efforts at the local state and federal levels.

The report shall be presented to the Audit Committee of the Board or other relevant oversight committees of the Board and posted on the company's website.

Proponent's Statement in Support of Shareholder Proposal

As shareholders, we encourage transparency and accountability in the use of staff time and corporate funds to influence legislation and regulation both directly and indirectly. We believe such disclosure is in shareholders' best interests. Absent a system of accountability, company assets could be used for policy objectives contrary to Abbott's long-term interests. For example, Abbott is a member of the US Chamber of Commerce, which has challenged measures to regulate climate change. However, Abbott considers limiting CO2 emissions an important corporate goal (http://www.abbott.com/citizenship/key-metrics/environmental.htm). Contradictions like this pose reputational risks for the company.

Abbott spent approximately $9.55 million in 2009 and 2010 on direct federal lobbying activities, according to disclosure reports. (U.S. Senate Office of Public Records). In 2010, Abbott also spent at least $395,872 in nine states that require lobbying expenditure disclosure (according to state disclosure reports). These figures may not include grassroots lobbying to influence legislation by mobilizing public support or opposition. Also, not all states require disclosure of lobbying expenditures to influence legislation or regulation.

We encourage our Board to require comprehensive disclosure related to direct, indirect and grassroots lobbying.

Board of Directors' Statement in Opposition to the Shareholder Proposal on Lobbying Disclosure (Item 5 on Proxy Card)

Abbott discloses all lobbying activities and political contributions as required by applicable law and does not directly engage in "grassroots lobbying communications" as defined by the proposal. In short, preparation of the report requested by the proponent is simply unnecessary because a comprehensive system of reporting and accountability for Abbott's participation in these matters already exists.

In particular, Abbott already prepares and files a quarterly lobbying disclosure report that includes: 1) total U.S. federal lobbying expenditures, 2) the name of the specific piece of legislation or subject that was the topic of communication, 3) disclosure of Abbott individuals who lobbied on behalf of Abbott, and 4) identification of the legislative body or executive branch office that was contacted. This report can be found on the U.S. Senate Office of Public Records web site at http://www.senate.gov/legislative/Public_Disclosure/LDA_reports.htm or the U.S. House of

Representatives Office of the Clerk web site at http://lobbyingdisclosure.house.gov.

Abbott has established a dedicated section on its public web site at www.abbott.com that provides detailed information about its corporate political contributions and trade association memberships. As outlined on the website, Abbott's process governing corporate political contributions to candidates and organizations is carried out by Abbott's Government Affairs function, under the direction of a corporate officer. Since 2005, Abbott has also posted a report of corporate contributions to political candidates, political parties, political committees and organizations under 26 USC Sec. 527 of the Internal Revenue Code. In this report, Abbott lists the names of the candidates and organizations receiving contributions as well as the amounts of the contributions.

Since 2008, Abbott annually has posted on its web site a list of the trade associations that engage in lobbying and other political activity to which Abbott pays dues of $100,000 or more per year. That portion of dues paid to trade associations for lobbying activity is currently captured and reported as part of Abbott's quarterly lobbying disclosure to Congress. In those states in which we have a registered lobbyist, Abbott reports lobbying activities consistent with state law. Those reports are available at the appropriate state agency in each state capitol or are posted on each state's public web site.

In addition to reporting direct political contributions, Abbott and its registered lobbyists report indirect contributions (such as payments for events honoring covered elected officials, or entities named for covered legislative officials, or an organization controlled by covered official, etc.), as part of the filing of form LD-203, which is available and searchable in the lobbying disclosure websites of both the House and Senate. Payments for direct federal lobbying by a consultant or third party are also calculated and reported on a quarterly basis as part of Abbott's lobbying disclosure. In addition, payments made for outside lobbying services are required to be disclosed on a Form LD-2 by those lobbyists who have Abbott as a client on a Form LD-2.

In light of Abbott's extensive public disclosures regarding federal and state lobbying activities, corporate political contributions, and major trade association memberships, detailed information is readily available to our shareholders. We accordingly believe that the report requested by this proposal would not meaningfully enhance the comprehensive public disclosures that Abbott already provides and, in light of the broad and ambiguous scope of the proposal, would require additional expenditures of corporate resources that would undermine rather than promote shareholder value.

The Board of Directors recommends that you vote AGAINST the proposal.

Shareholder Proposal on Independent Board Chair (Item 6 on Proxy Card)

The International Brotherhood of Electrical Workers' Pension Benefit Fund, 900 Seventh Street, NW, Washington, DC 20001, has informed Abbott that it intends to present the following proposal at the meeting and that it owns 38,088 Abbott common shares.

RESOLVED: The shareholders of Abbott Laboratories (the "Company") urge the Board of Directors to adopt a policy that the Board's chairman be an independent director. The policy should be implemented so as not to violate any contractual obligation and should specify: (a) how to select a new independent chairman if a current chairman ceases to be independent during the time between annual meetings of shareholders; and, (b) that compliance with the policy is excused if no independent director is available and willing to serve as chairman.

Proponent's Statement in Support of Shareholder Proposal

It is the responsibility of the Board of Directors to protect shareholders' long-term interests by providing independent oversight of management. By setting agendas, priorities and procedures, the position of Chairman is critical in shaping the work of the Board.

In our opinion, a board of directors is less likely to provide rigorous independent oversight of management if the Chairman is the CEO, as is the case with our Company. CEO Miles D. White has served as both Chairman and CEO since 1999.

We believe that having a board chairman who is independent of the Company and its management is a governance practice that will promote greater management accountability to shareholders and lead to a more objective evaluation of management.

According to the Millstein Center for Corporate Governance and Performance (Yale School of Management), "The independent chair curbs conflicts of interest, promotes oversight of risk, manages the relationship between the board and CEO, serves as a conduit for regular communication with shareowners, and is a logical next step in the development of an independent board." (Chairing the Board: The Case for Independent Leadership in Corporate North America, 2009)

An NACD Blue Ribbon Commission on Directors' Professionalism recommended several years ago that an independent director should be charged with "organizing the board's evaluation of the CEO and provide ongoing feedback; chairing executive sessions of the board; setting the agenda and leading the board in anticipating and responding to crises." A blue-ribbon report from The Conference Board echoed that sentiment a few years later.

A number of institutional investors believe that a strong, objective board leader can best provide the necessary oversight of management. Thus, the California Public Employees' Retirement System's Global Principles of Accountable Corporate Governance recommends that a company's board should generally be chaired by an independent director, as does the Council of Institutional Investors.

We thus believe that an independent director serving as chairman can help ensure the functioning of an effective board. We urge you to vote FOR this resolution.

Board of Directors' Statement in Opposition to the Shareholder Proposal on Independent Board Chair (Item 6 on Proxy Card)

The Board believes that shareholders are best served by giving the Board flexibility to select the best person to serve as Chairman. Effective corporate governance is not merely a "one size fits all" checklist, and it is unwise to place arbitrary constraints on the Board's ability to determine a leadership structure that will work best given the dynamics of the Board, senior management and other factors at any particular time. While the Board does not believe it is appropriate to have a policy requiring the separation of Chairman and CEO roles, neither does Abbott have a policy of inevitably combining them.

At present, the Board believes that shareholders are best served by the Board's current leadership structure, in which Abbott's CEO is also the Chairman of the Board. By combining the roles of Chairman and CEO, Abbott benefits from coherent leadership and direction for the Board and executive management, with clear accountability and a single focus for the chain of command to execute Abbott's strategic initiatives and business plans.

In addition, the CEO's extensive industry expertise, leadership experience and familiarity with Abbott's complex business make him uniquely qualified to lead discussions on important matters affecting the Company. With the CEO both leading management and chairing the Board, Abbott has been obtaining the benefit of his strong leadership skills and strategic and operational insights throughout the entire continuum of challenges it faces – enabling a focused vision that encompasses the full range from long-term strategic direction to day-to-day operational execution.

The Board regularly reviews this leadership structure and does not believe that an independent Chairman is required for there to be a high degree of independent oversight of Abbott's management. The Board has taken several steps to create a balanced governance structure in which independent directors exercise substantial oversight over management. The Board is composed of 12 individuals, all but one of whom is independent, and the members of each of the key Board committees – namely, the Audit, Compensation, Nominations and Governance, and Public Policy

Committees – are independent. This means that oversight of key matters, such as the integrity of Abbott's financial statements, executive compensation, the nomination of directors and evaluation of the Board and key committees is entrusted to independent directors. In addition, the CEO's performance is evaluated on an annual basis by the full board of independent directors. The Board and each of its committees have unrestrained access to management and the authority to retain independent advisors, as they deem appropriate.

In addition, the Board has appointed an independent Lead Director who facilitates communications with the Board and presides over regularly conducted executive sessions and sessions where the Chairman is not present. The Lead Director also reviews and approves matters, such as agenda items, schedule sufficiency, and, where appropriate, information provided to other board members. Any director, however, may suggest agenda items and raise matters at meetings.

Abbott's shareholders have repeatedly considered and rejected the proposal that the Company should adopt a policy requiring an independent Chairman. This proposal was most recently defeated at Abbott's 2007 Annual Meeting, with only 16% of shareholders voting in favor of the separation. The same rationale for opposing this proposal continues to apply today: there are clear advantages to adopting a flexible, tailored approach to determining a company's governance structure.

Indeed, Abbott's governance structure is consistent with the majority of S&P 500 companies.(1) In a separate survey of the 100 largest U.S. public, non-controlled companies that have equity securities listed on the NYSE or NASDAQ, only 27 have separate individuals serving as chairman and chief executive officer, and of these companies only ten have adopted an explicit policy of splitting the two offices.(2)

Based on the foregoing, the Board believes that adopting a policy that requires an independent Chairman is unnecessary and not in the best interests of Abbott and its shareholders.

(1)
See http://content.spencerstuart.com/sswebsite/pdf/lib/SSBI_2011_final.pdf.
(2)
See http://www.shearmancorpgov.com/corporategovernance/2011ggp/#pg1.

The Board of Directors recommends that you vote AGAINST the proposal.

Shareholder Proposal on Tax Gross-Ups (Item 7 on Proxy Card)

The Philadelphia Public Employees Retirement System has informed Abbott that it intends to present the following proposal at the meeting and that it owns 66,486 Abbott common shares.

RESOLVED: The stockholders of Abbott Laboratories (the "Company") urge the compensation committee of the board of directors to adopt a policy that the Company will not make or promise to make to its senior executives any tax gross-up payment ("gross-up"), except for gross-ups provided pursuant to a plan, policy or arrangement applicable to management employees generally, such as a relocation of expatriate tax equalization policy. For purposes of this proposal, a "gross-up" is defined as any payment to or on behalf of the senior executive the amount of which is calculated by reference to his or her estimated tax liability. The policy should be implemented so as not to violate the Company's existing contractual obligations or the terms of any compensation or benefit plan currently in effect.

Proponent's Statement in Support of Shareholder Proposal

As long-term shareholders, we support compensation programs that tie pay closely to performance and deploy company resources efficiently. In our view, tax gross-ups for senior executives—a reimbursement for tax liability or a payment to a taxing authority on a senior executive's behalf—are not consistent with these principles.

The amount of a gross-up payment depends on various external factors such as the tax rate, not on company performance. Thus tax gross-ups sever the pay/performance link. Moreover, a company may incur a large gross-up obligation in order to enable a senior executive to receive a relatively small amount of compensation. That fact led Paula Todd of compensation consultant Towers Perrin to call gross-ups "an incredibly inefficient use of shareholders' money." (When Shareholders Pay the CEO's Tax Bill, BUSINESS WEEK (Mar. 5, 2007)).

The amounts involved in tax gross-ups can be sizeable, especially gross-ups relating to excise taxes on outsized golden parachute payouts in a change-of-control context. In its 2011 proxy statement, the Company estimated that two of its executives would be entitled to a total of $16 million in severance benefits after a change in control, including $4 million in gross-up payments. These payouts strike us as unduly generous.

This proposal does not seek to eliminate gross-ups or similar payments that are available broadly to the Company's management employees as such payments are much smaller and do not raise concerns about fairness and misplaced incentives.

We urge the shareholders to vote FOR this proposal.

Board of Directors' Statement in Opposition to the Shareholder Proposal on Tax Gross-Ups (Item 7 on Proxy Card)

Abbott's compensation arrangements are consistent with the proposal except in certain limited circumstances. In those instances, the Compensation Committee has, after careful consideration, determined that the interests of Abbott's shareholders are best served by reimbursing certain executives for tax liabilities associated with specific types of compensation payments. The Board believes it is important for the Compensation Committee to have this flexibility in exercising its fiduciary responsibility and business judgment, and that the mechanical rules advanced by the proponent would hamstring its ability to make informed decisions in specific situations.

The proposal seeks to bind the Compensation Committee to either provide the same tax reimbursement to all managers or provide it to no senior executive at all. It treats all tax reimbursements, all events triggering tax reimbursements, all laws imposing tax liability that Abbott may seek to reimburse, and all members of management in the same manner. This mechanical approach would restrict the range of compensation tools available to the Company and deprive the Compensation Committee of the full exercise of its independent business judgment.

The proposal specifically focuses on reimbursement of potential change in control "parachute payment" excise taxes imposed under Section 4999 of the Internal Revenue Code. To date, Abbott has never paid any money or incurred any other cost pursuant to these reimbursements.

We also note that we do not provide such tax reimbursements to our Chief Executive Officer, Chief Financial Officer or Executive Vice President, Pharmaceutical Products Group as these executives are not party to change in control severance agreements. The agreements in effect for the two other named officers are required by contracts initially entered into in 2003 and 2000, and as such, are exempted from the proponent's proposal. In any event, had a change in control occurred on December 31, 2011, neither of these two other named officers would have received an excise tax reimbursement. Abbott is not currently granting change in control agreements to new officers. The proposed separation of Abbott into two companies, as contemplated by the announcement on October 19, 2011, is not deemed a change in control under the agreements.

In any event, the Company's agreement to reimburse such excise tax liabilities for a select group of key managers was due to a recognition that such excise taxes (which are imposed in addition to standard income taxes) can undermine the critical shareholder objectives served by change in control severance arrangements. The excise tax under Section 4999 can result in elimination of close to one-third of the intended protections of such arrangements on an after-tax basis. A failure of such arrangements to offer a meaningful benefit can result in difficulty retaining key talent at a critical juncture for Abbott.

The Compensation Committee is also mindful that the excise tax on "parachute payments" has the potential to create substantially different tax liabilities for similarly situated executives based upon factors – such as compensation history, whether one executive has elected to defer compensation, promotion history and timing of stock option exercises – that have nothing to do with the amount of money that the executives are actually receiving pursuant to the change in control.

Ultimately, these considerations are best weighed by the Compensation Committee in exercising its fiduciary responsibility and business judgment.

For the above reasons, the Board of Directors recommends that you vote AGAINST the proposal.

Shareholder Proposal on Equity Retention and Hedging (Item 8 on Proxy Card)

The AFL-CIO Reserve Fund, 815 Sixteenth Street, NW, Washington, DC 20005, has informed Abbott that it intends to present the following proposal at the meeting and that it owns 1,135 shares of Abbott common stock.

RESOLVED: Shareholders of Abbott Laboratories (the "Company") urge the Compensation Committee of the Board of Directors (the "Committee") to adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs until reaching normal retirement age. For the purpose of this policy, normal retirement age shall be defined by the Company's qualified retirement plan that has the largest number of plan participants. The shareholders recommend that the Committee adopt a share retention percentage requirement of at least 75 percent of net after-tax shares. The policy should prohibit hedging transactions for shares subject to this policy which are not sales but reduce the risk of loss to the executive. This policy shall supplement any other share ownership requirements that have been established for senior executives, and should be implemented so as not to violate the Company's existing contractual obligations or the terms of any compensation or benefit plan currently in effect.

Proponent's Statement in Support of Shareholder Proposal

Equity-based compensation is an important component of senior executive compensation at our Company. While we encourage the use of equity-based compensation for senior executives, we are concerned that our Company's senior executives are generally free to sell shares received from our Company's equity compensation plans. Our proposal seeks to better link executive compensation with long-term performance by requiring a meaningful share retention ratio for shares received by senior executives from the Company's equity compensation plans. Requiring senior executives to hold a significant percentage of shares obtained through equity compensation plans until they reach retirement age will better align the interests of executives with the interests of shareholders and the Company. A 2009 report by the Conference Board Task Force on Executive Compensation observed that such hold-through-retirement requirements give executives "an evergrowing incentive to focus on long-term stock price performance as the equity subject to the policy increases" (available at http://www.conference-board.org/pdf_free/ExecCompensation2009.pdf).

In our opinion, the Company's current share ownership guidelines for its senior executives do not go far enough to ensure that the Company's equity compensation plans continue to build stock ownership by senior executives over the long-term. We believe that requiring senior executives to only hold shares equal to a set target loses effectiveness over time. After satisfying these target holding requirements, senior executives are free to sell all the additional shares they receive in equity compensation.

For example, our Company's share ownership guidelines have required the Chief Executive Officer (the "CEO") to hold 175,000 shares. In comparison, in 2010 our Company granted the CEO 200,000 performance-vesting shares and 295,000 stock options. In other words, the equivalent of one year's equity awards will be more than sufficient to satisfy the Company's share ownership guidelines for the CEO.

We urge shareholders to vote FOR this proposal.

Board of Directors' Statement in Opposition to the Shareholder Proposal on Equity Retention and Hedging (Item 8 on Proxy Card)

Sensible share ownership guidelines balance the importance of aligning executives' and shareholders' interests against the need to allow executives to prudently manage their personal financial affairs. The Board believes that Abbott's current share ownership guidelines strike that balance effectively. By contrast, the strict anti-diversification strategy in the proponents' proposal would not be considered prudent investment advice for any shareholder, including an executive, and would damage Abbott's ability to attract and retain senior management.

Abbott's current share ownership guidelines require the Chief Executive Officer to own 175,000 shares, the Chief Operational Officer to own 100,000 shares, and Executive Vice Presidents and Senior Vice Presidents to own 50,000 shares, which have been met or exceeded by all officers. Officers have only five years from the date they are appointed or elected to their positions to achieve the required levels of share ownership, which they hold in the form of equity awards and stock purchases through Abbott's 401(k) plan. To further align executives' interests with those of Abbott's shareholders, we have crafted our compensation program so that the majority of the named officer's compensation (approximately two-thirds) consists of long-term equity awards. Current and expected future equity grants are subject to vesting over a three-year or longer period, with performance vesting criteria for the majority of long-term equity awards. As such, the vast majority of executives' current income can only be earned in the future through meeting established performance criteria which are directly related to shareholder returns.

Executives have legitimate reasons to access their equity compensation when it vests and to diversify their investments. Our current share ownership guidelines are consistent with those adopted by peer companies and by public companies generally. The proposal that executives should be required to hold 75% of net after tax shares until retirement seems to gloss over these realities, especially the competitive marketplace for executive talent. The proposal is so restrictive that it could motivate critical executives to leave the Company prematurely in order to access the value of their equity compensation.

Additionally, to avoid even the potential appearance of inappropriate equity transactions, we require all executive officers to clear any transaction involving Abbott shares with the General Counsel prior to entering into the transaction. Abbott does not allow hedging or pledging of restricted shares.

Based on these facts, the Board of Directors recommends that you vote AGAINST the proposal.

Shareholder Proposal on Incentive Compensation (Item 9 on Proxy Card)

The Comptroller of the City of New York, John C. Liu, Municipal Building, One Centre Street, Room 629, New York, NY 10007-2341, as custodian and trustee of the New York City Employees' Retirement System, the New York City Fire Department Pension Fund, the New York City Teachers' Retirement System, and the New York City Police Pension Fund, and as custodian of the New York City Board of Education Retirement System, and four other proponents have informed Abbott that they intend to present the following proposal at the meeting. Abbott will provide the proponents' names and addresses to any shareholder who requests that information and, if provided by a proponent to Abbott, the number of Abbott common shares held by that proponent.

RESOLVED that shareholders of Abbott Laboratories urge the Compensation Committee of the Board of Directors (the "Committee") to adopt a policy that no financial performance metric shall be adjusted to exclude Compliance Costs when evaluating performance against financial results for purposes of determining the amount or vesting of any senior executive Incentive Compensation award. "Compliance Costs" are expenses or charges associated with any (a) health care compliance investigation, litigation or settlement, including legal fees and amounts paid in fines, penalties or damages; (b) product recall; and (c) withdrawal of a product from the market. "Incentive Compensation" is compensation paid pursuant to short-term and long-term incentive compensation plans and programs. The policy should be implemented in a way that does not violate any existing contractual obligation of the Company or the terms of any compensation or benefit plans.

Proponent's Statement in Support of Shareholder Proposal

As long-term Abbott shareholders, we favor compensation arrangements that reward senior executives for generating sustainable value. To that end, we recognize that it may be appropriate to adjust financial metrics for incentive compensation awards to exclude the impact of events that are extraordinary or unrelated to management of the core business. We do not, however, believe it is appropriate to adjust metrics to exclude the financial impact of matters that are central to the company's business.

Creating appropriate incentives is especially important, we think, at companies such as Abbott that have settled multiple allegations of heath care fraud in recent years, paying fines and penalties totaling hundreds of millions of dollars. Abbott announced in October 2011 that it would record a $1.5 billion charge to cover a potential settlement with the Justice Department involving off-label marketing.

According to Abbott's most recent proxy statement, the Committee recently adjusted a metric to remove the impact of certain Compliance Costs. Specifically, consolidated net earnings were adjusted by six cents per share for costs of a product recall and drug withdrawal in 2010. (2011 Proxy Statement at 14)

Although the proxy statement does not identify the products involved, Abbott's press release discussing fourth quarter 2010 financial results refers to a nutritional product recall announced in September 2010 and identifies the withdrawn product as sibutramine. (See http://www.abbott.com/PressRelease/2011Jan26.htm) the nutritional product recall involved potentially contaminated infant formula (see http://www.abbott.com/global/url/pressRelease/en_US/Press_Release_0900.htm) and sibutramine was withdrawn because a post marketing study showed that it raised the risk of cardiovascular events. (See http://www.ncbi.nlm.nih.gov/pubmedhealth/PMH0000097/)

In our view, the safety of Abbott's products and the integrity of its manufacturing processes are critical to its long-term success and managing these functions (as well as other health care compliance-related functions) is a core part of senior executives' stewardship of the business. It is thus not appropriate to exclude the financial impact of these kinds of events from the metrics used in determining incentive compensation.

We urge shareholders to vote for this proposal.

Board of Directors' Statement in Opposition to the Shareholder Proposal on Incentive Compensation (Item 9 on Proxy Card)

Compliance with the law is central to our long-term success. Every aspect of Abbott's business activities is guided by our concern for the safety of our products, the integrity of our manufacturing processes, and our adherence to laws and regulations governing our operations.

Our policies and programs are designed to ensure that all Abbott employees have a clear understanding of the evolving legal requirements and high ethical standards to which they are subject. Abbott publishes a Code of Conduct and provides training for all new employees, and maintains an Ethics and Compliance Helpline that is available 24 hours a day, seven days a week. Our Office of Ethics and Compliance engages in face-to-face meetings with employees at national, regional and local sites, and our international compliance program is managed by local Affiliate Compliance Committees that are responsible for monitoring compliance, revising polices and procedures and providing guidance and training to local employees. We also have a Business Conduct Committee that reviews and discusses compliance matters and appropriate modifications to the compliance program. This committee consists of senior-level leadership and is accountable directly to Abbott's CEO and Chairman of the Board of Directors. The Board is routinely engaged in oversight of regulatory and compliance issues and is assisted in this respect by the Public Policy Committee, which reviews health care compliance and other regulatory and public policy matters, as well as by the Audit Committee and the Compensation Committee.

In our view, the rigid compensation methodology advocated by the proponents' proposal is at odds with the framework of Abbott's compliance program and its executive compensation practices. There are a number of ways that the Board's Compensation Committee already takes compliance issues into account for the purposes of executive compensation. We believe the proposal is troubling in its specific focus on incentive compensation performance goals and its inflexible rules requiring inclusion of compliance costs without regard to the facts and circumstances of a particular situation.

It is often in the best interest of shareholders to decide to settle a particular legal or compliance matter, such as when the cost of defense outweighs the benefits of extended litigation or investigations without merit, or when the outcome is uncertain. If approved, this proposal encourages Abbott decision-makers to dispute each compliance matter to its legislative or judicial end regardless of the circumstances. This often is not the best use of the Company's time or money.

Abbott's performance measures and targets are already tailored to reflect pay for performance principles. The Compensation Committee regularly reviews Abbott's executive compensation program, including incentive plan performance measures, for susceptibility to adverse or risky behaviors. We believe Abbott's short and long-term incentive programs provide the Compensation Committee flexibility to address health care compliance and Code of Conduct issues, as appropriate, in determining final awards. The proposal constrains this holistic review and neither advances nor supports the core objectives of Abbott's compliance efforts or Abbott's compensation program.

To preserve its discretion to act in shareholders' best interests, evaluate performance and in turn determine appropriate awards, the Board of Directors recommends that you vote AGAINST the proposal.

Shareholder Proposal to Ban Accelerated Vesting of Awards Upon a Change in Control (Item 10 on Proxy Card)

The SEIU Master Trust, 11 Dupont Circle, NW, Suite 900, Washington, DC 20036-1202, has informed Abbott that it intends to present the following proposal at the meeting and that it owns 4,600 Abbott common shares.

RESOLVED: The shareholders hereby ask the board of directors of Abbott Laboratories (the "Company") to adopt a policy that in the event of a change of control of the Company, there shall be no acceleration in the vesting of any equity award to a senior executive, provided that any unvested award may vest on a pro rata basis up to the time of a change of control event. To the extent any such unvested awards are based on performance, the performance goals must have been met. This policy shall apply to future awards without affecting any contractual obligations that may exist at the time.

Proponent's Statement in Support of Shareholder Proposal

Under various employment agreements and plans, the Company's senior executives will receive "golden parachute" awards under specified circumstances following a change in control of the Company.

We support the concept of performance-based equity awards to senior executives to the extent that such awards are tailored to promote performance and align executives' interests with those of the shareholders. We also believe that severance payments may be appropriate in some circumstances following a change of control.

We are concerned, however, that the Company's current practices can disregard performance criteria upon a change of control. Instead, they can permit full and immediate accelerated vesting of unearned equity awards.

The Company's 2011 proxy summarizes the Company's potential exposure if unvested equity awards should vest upon a change in control. According to the Company's 2011 proxy, if there had been a change of control on December 31, 2010, CEO Miles D. White would have been eligible to receive approximately $19 million in fully vested equity awards. Other senior executives would have received fully vested equity awards worth between $2.9 and $7.3 million apiece.

The vesting of equity awards over a period of time is intended to promote long-term improvements in performance. The link between pay and long-term performance can be severed if awards pay out on an accelerated schedule.

We urge you to vote FOR this proposal.

Board of Directors' Statement in Opposition to the Shareholder Proposal to Ban Accelerated Vesting of Awards Upon a Change in Control (Item 10 on Proxy Card)

Abbott's policies on treatment of outstanding equity awards upon a change in control serve the best interests of Abbott's shareholders by creating retention incentives and promoting a direct alignment between shareholder and management interests during a time of uncertainty and potential disruption to Abbott. Such provisions enable employees to avoid distractions and potential personal conflicts of interest at a critical juncture for the Company, thus promoting a continued focus on the business and reducing the risk of management turnover.

Accelerated vesting of equity awards upon a change in control has already been approved by Abbott's shareholders and is the predominant practice across the Fortune 100. Accelerated vesting serves an important shareholder interest in mitigating management disruption by providing management with the opportunity to realize the full value of their equity awards at the same time shareholders realize the rewards of a major transaction.

As discussed on page 38 of this proxy statement, our equity compensation plans provide for accelerated vesting of equity awards upon a change in control for all of our approximately 14,000 equity plan participants, not just senior executives. The departure of key managers during such a critical time would make it difficult for the transaction to advance in the manner and to the degree that will best serve shareholders' interests. The proponent's proposal that senior executives be treated differently than all other plan participants serves no legitimate shareholder interest and undermines the objectives stated above for the individuals most at risk of departure during a potential change in control, and would treat our executives in a manner that is inconsistent with not only our shareholders, but also other plan participants.

Accelerated vesting of equity awards for all plan participants upon a change in control does not sever the link between long-term performance and pay. The structure of Abbott's compensation program demonstrates its commitment to a pay-for-performance philosophy. Roughly two-thirds of Abbott's named officer compensation consists of long-term equity incentives. Seventy-five percent of those long-term incentives are performance-based and must be earned in the future, based upon performance, since they vest over a period of up to five years with not more than one-third of a performance award vesting in any single year. The full vesting of equity awards under a change in control does not alter the Company's ongoing commitment to a pay-for-performance philosophy.

We also note that the proposed separation of Abbott into two companies, as contemplated in the announcement on October 19, 2011, is not deemed a change in control for purposes of current outstanding equity awards, and no accelerated vesting will occur as a result of the proposed transaction.

Accordingly, the Board of Directors recommends that you vote AGAINST the proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

Abbott believes that during 2011 its officers and directors complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934.

Other Matters

In accordance with Abbott's articles of incorporation, Abbott has advanced defense costs on behalf of two current and five former officers in connection with the United States Department of Justice's criminal and civil investigation of Abbott's Depakote sales and marketing activities. Abbott has advanced defense costs on behalf of a current officer in connection with AMO.

In 2011 and 2012, shareholder derivative actions were filed in the United States District Court for the Northern District of Illinois and the Circuit Court for the Nineteenth Judicial Circuit, Lake County, Illinois, against Abbott and certain current and former directors and officers alleging breaches of fiduciary responsibilities in connection with Depakote's sales and marketing activities. Plaintiffs seek damages, reimbursement of legal fees and costs, and various other forms of relief. Abbott has advanced defense costs on behalf of the directors and officers named in this lawsuit.

Date for Receipt of Shareholder Proposals for the 2013 Annual Meeting Proxy Statement

Shareholder proposals for presentation at the 2013 Annual Meeting must be received by Abbott no later than November 15, 2012 and must otherwise comply with the applicable requirements of the Securities and Exchange Commission to be considered for inclusion in the proxy statement and proxy for the 2013 meeting.

Procedure for Recommendation and Nomination of Directors and Transaction of Business at Annual Meeting

A shareholder may recommend persons as potential nominees for director by submitting the names of such persons in writing to the chairman of the nominations and governance committee or the secretary of Abbott. Recommendations should be accompanied by a statement of qualifications and confirmation of the person's willingness to serve. A nominee who is recommended by a shareholder following these procedures will receive the same consideration as other comparably qualified nominees.

A shareholder entitled to vote for the election of directors at an Annual Meeting and who is a shareholder of record on:

•
the record date for that Annual Meeting,

•
the date the shareholder provides timely notice to Abbott, and

•
the date of the Annual Meeting,

may directly nominate persons for director, or make proposals of other business to be brought before the Annual Meeting, by providing proper timely written notice to the secretary of Abbott.

That notice must include certain information required by Article II of Abbott's By-Laws, including information about the shareholder, any beneficial owner on whose behalf the nomination or proposal is being made, their respective affiliates or associates or others acting on concert with them, and any proposed director nominee.

For each matter the shareholder proposes to bring before the Annual Meeting, the notice must also include a brief description of the business to be discussed, the reasons for conducting such business at the Annual Meeting, any material interest of the shareholder in such business and certain other information specified in the By-Laws. In addition, in the case of a director nomination, the notice must include a completed and signed questionnaire, representation and agreement of the nominee addressing matters specified in the By-Laws.

To be timely, written notice either to directly nominate persons for director or to bring business properly before the Annual Meeting must be received at Abbott's principal executive offices not less than ninety days and not more than one hundred twenty days prior to the anniversary date of the preceding Annual Meeting. If the Annual Meeting is called for a date that is not within twenty-five days before or after such anniversary date, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or made public in a press release or in a filing with the Securities and Exchange Commission, whichever occurs first. To be timely for the 2013 Annual Meeting, this written notice must be received by Abbott no later than January 27, 2013.

In addition, the notice must be updated and supplemented, if necessary, so that the information provided or required to be provided is true and correct as of the record date for the Annual Meeting and as of the date that is ten business days prior to the meeting. Any such update or supplement must be delivered to the secretary of Abbott at Abbott's principal executive offices not more than five business days after the record date for the Annual Meeting, and not less than eight business days before the date of the Annual Meeting in the case of any update or supplement required to be made as of ten business days prior to the Annual Meeting.

General

It is important that proxies be returned promptly. Shareholders are urged, regardless of the number of shares owned, to vote their shares. Most of Abbott's shareholders may vote their shares by telephone or the Internet. Shareholders who wish to vote by mail should sign and return their proxy card in the enclosed business reply envelope. Shareholders who vote by telephone or the Internet do not need to return their proxy card.

The Annual Meeting will be held at Abbott's headquarters, 100 Abbott Park Road, located at the intersection of Route 137 and Waukegan Road, Lake County, Illinois. Admission to the meeting will be by admission card only. A shareholder planning to attend the meeting should promptly complete and return the reservation form. Reservation forms must be received before April 20, 2012. An admission card admits only one person. A shareholder may request two admission cards, but a guest must be accompanied by a shareholder.

By order of the board of directors.
LAURA J. SCHUMACHER SECRETARY

EXHIBIT A

Director Independence Standard

No director qualifies as "independent" unless the Board affirmatively determines that the director has no material relationship with Abbott or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with Abbott or any of its subsidiaries). In making this determination, the Board shall consider all relevant facts and circumstances, including the following standards:

•
A director is not independent if the director is, or has been within the last three years, an employee of Abbott or its subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of Abbott or its subsidiaries.

•
A director is not independent if the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from Abbott or its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), and other than amounts received by an immediate family member for service as an employee (other than an executive officer).

•
A director is not independent if (A) the director or an immediate family member is a current partner of a firm that is Abbott's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on Abbott's or its subsidiaries' audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on Abbott or its subsidiaries' audit within that time.

•
A director is not independent if the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the present executive officers of Abbott or its subsidiaries at the same time serves or served on that company's compensation committee.

•
A director is not independent if the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Abbott or its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

•
A director is not independent if the director is an executive officer of a charitable organization that received charitable contributions (other than matching contributions) from Abbott and its subsidiaries in the preceding fiscal year that are in excess of the greater of $1 million or 2% of such charitable organization's consolidated gross revenues.

A-1

Abbott Laboratories
100 Abbott Park Road
Abbott Park, Illinois 60064-6400 U.S.A.

Notice of Annual Meeting
of Shareholders
and Proxy Statement

Meeting Date
April 27, 2012

YOUR VOTE IS IMPORTANT!
Please sign and promptly return your proxy
in the enclosed envelope or vote your
shares by telephone or using the Internet.

Reservation Form for Annual Meeting

I am a shareholder of Abbott Laboratories and plan to attend the Annual
Meeting to be held at Abbott's headquarters, 100 Abbott Park Road, located at the intersection of Route 137 and Waukegan Road, Lake
County, Illinois at 9:00 a.m. on April 27, 2012.

Please send me an admission card for each of the following persons.

Name		Name

Address		Address

City		City

State	Zip Code	State	Zip Code

Phone Number ( )		Phone Number ( )

If you plan to attend the meeting, please complete and return the Reservation Form directly to Abbott Laboratories, Annual Meeting Ticket Requests, D-0383 AP6D, 100 Abbott Park Road, Abbott Park, Illinois 60064-6048. Due to space limitations, Reservation Forms must be received before April 20, 2012. An admission card, along with a form of photo identification, admits one person. A shareholder may request two admission cards, but a guest must be accompanied by a shareholder.

To avoid a delay in the receipt of your admission card, do not return this form with your proxy card or mail it in the enclosed business envelope.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01F5YH 1 U PX + Annual Meeting Proxy Card. + IMPORTANT ANNUAL MEETING INFORMATION The Board of Directors recommends that you vote AGAINST Items 4, 5, 6, 7, 8, 9 and 10. For Against Abstain 4. Shareholder Proposal - Transparency in Animal Research To Vote FOR All Nominees To WITHHOLD Vote From All Nominees To Vote FOR All Nominees, except withhold vote from the nominee (s) listed below For Against Abstain 2. Ratification of Deloitte & Touche LLP as auditors 1. Election of 11 Directors Nominees: (01) R.J. Alpern, (02) R.S. Austin, (03) S.E. Blount, (04) W.J. Farrell, (05) E.M. Liddy, (06) N. McKinstry, (07) P.N. Novakovic, (08) W.A. Osborn, (09) S.C. Scott III, (10) G.F. Tilton, and (11) M.D. White 3. Say on Pay – An Advisory Vote to Approve Executive Compensation The Board of Directors recommends that you vote FOR Items 1, 2 and 3. 5. Shareholder Proposal - Lobbying Disclosure 6. Shareholder Proposal - Independent Board Chair 7. Shareholder Proposal - Tax Gross-Ups 8. Shareholder Proposal - Equity Retention and Hedging 9. Shareholder Proposal - Incentive Compensation IF VOTING BY MAIL, YOU MUST COMPLETE BOTH SIDES OF THIS CARD. 10. Shareholder Proposal - Ban Accelerated Vesting of Awards Upon a Change in Control 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1234 5678 9012 345 1 3 3 2 3 7 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Telephone and Internet Voting Instructions - You can vote by telephone OR Internet! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. • Call toll free 1-800-652-VOTE (8683) in the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the simple instructions provided by the recorded message. To vote using the Telephone (within the USA, US territories & Canada) • Go to the following web site: www.investorvote.com/abt • Enter the information requested on your computer screen and follow the simple instructions. To vote using the Internet Abbott A Promise for Life

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, revoking all previous proxies, acknowledges receipt of the Notice and Proxy Statement dated March 15, 2012, in connection with the Annual Meeting of Shareholders of Abbott Laboratories to be held at 9:00 a.m. on April 27, 2012, at the corporation’s headquarters, and hereby appoints MILES D. WHITE and LAURA J. SCHUMACHER, or either of them, proxy for the undersigned, with full power of substitution, to represent and vote all shares of the undersigned upon all matters properly coming before the Annual Meeting or any adjournments thereof. If the undersigned is a participant in the Abbott Laboratories Stock Retirement Plan, then this card also instructs the plan’s Investment Committee to vote as specified at the 2012 Annual Meeting of Shareholders, and any adjournments thereof, all shares of Abbott Laboratories held in the undersigned’s plan account upon the matters indicated and in their discretion upon such other matters as may properly come before the meeting. INSTRUCTIONS: This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Items 1 and 2 and 3, AGAINST Items 4, 5, 6, 7, 8, 9 and 10 and in accordance with the judgment of the proxy holders on any other matters that are properly brought before the meeting. (Important - Please sign and date below.) Proxy — Abbott Laboratories Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed. Each joint tenant should sign; executors, administrators, trustees, etc. should give full title and, where more than one is named, a majority should sign. Please read other side before signing. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. IF VOTING BY MAIL, YOU MUST COMPLETE BOTH SIDES OF THIS CARD. + + IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. / / Abbott A Promise for Life

www.investorvote.com/abt Step 1: Go to www.investorvote.com/abt. Step 2: Click on the icon on the right to view the current meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in. Annual Meeting Notice 01F60K + + Important Notice Regarding the Availability of Proxy Materials for the Abbott Laboratories Annual Meeting of Shareholders to be Held on April 27, 2012 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting of Shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: : Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Paper Copy of the Proxy Materials – If you want to receive a paper copy of these documents, you must request one. There is no charge to you for this request. Please make your request as instructed on the reverse side of this Notice on or before April 17, 2012 to facilitate timely delivery. . IMPORTANT ANNUAL MEETING INFORMATION 1234 5678 9012 345 C 1234567890 C O Y 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK Abbott A Promise for Life

Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of the current meeting materials, you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side of this notice when requesting a set of proxy materials. Internet – Go to www.investorvote.com/abt. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. Email – Send an email to investorvote@computershare.com with “Proxy Materials Abbott Laboratories” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side of this notice, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy of future meeting materials. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 17, 2012. Directions to the Abbott Laboratories 2012 Annual Meeting of Shareholders are available in the proxy statement, which can be viewed at www.investorvote.com/abt. Annual Meeting Notice Abbott Laboratories Annual Meeting of Shareholders will be held at 9:00 a.m. Central Time on April 27, 2012 at the corporation’s headquarters. Items to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR Items 1, 2 and 3. 1. Election of 11 Directors: (01) R.J. Alpern, (02) R.S. Austin, (03) S.E. Blount, (04) W.J. Farrell, (05) E.M. Liddy, (06) N. McKinstry, (07) P.N. Novakovic, (08) W.A. Osborn, (09) S.C. Scott III, (10) G.F. Tilton, and (11) M.D. White. 2. Ratification of Deloitte & Touche LLP as auditors 3. Say on Pay – An Advisory Vote to Approve Executive Compensation The Board of Directors recommends a vote AGAINST Items 4, 5, 6, 7, 8, 9 and 10. 4. Shareholder Proposal - Transparency in Animal Research 5. Shareholder Proposal - Lobbying Disclosure 6. Shareholder Proposal - Independent Board Chair 7. Shareholder Proposal - Tax Gross-Ups 8. Shareholder Proposal - Equity Retention and Hedging 9. Shareholder Proposal - Incentive Compensation 10. Shareholder Proposal - Ban Accelerated Vesting of Awards Upon a Change in Control PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you plan to attend the Annual Meeting of Shareholders, please complete and return the reservation 01F60K 002CS40127

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